UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

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Inter Parfums, Inc.

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Inter Parfums, Inc.

551 Fifth Avenue

New York, New York 10176

Notice of Annual Meeting of Shareholders

to be Held on September 12, 2019

To the Shareholders of Inter Parfums, Inc.:

The annual meeting of shareholders of Inter Parfums, Inc. (the “company”) will be held at the offices of the company, at 10:00 A.M., New York City Time, on September 12, 2019, at

Inter Parfums, Inc.

551 Fifth Avenue – 15th Floor

New York, NY 10176

Tel: 212.983.2640

for the following purposes:

1.	To elect a board of directors consisting of ten (10) members to hold office until our next annual meeting and until their successors are elected and qualified;

2.	To vote for the advisory resolution to approve executive compensation;

3.	To approve the adoption of an amendment to our 2016 Option Plan to increase the number of shares issuable upon exercise of the options to be granted solely to nonemployee directors annually from 1,000 shares to 1,500 shares commencing on February 1, 2020 and continuing on each February 1 thereafter; and

4.	To consider and transact such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

The board of directors has fixed the close of business on July 16, 2019 as the record date for the determination of the shareholders entitled to notice of, and to vote at, the annual meeting and any adjournments of the annual meeting. The list of shareholders entitled to vote at the annual meeting may be examined by any shareholder at our offices at 551 Fifth Avenue, New York, New York 10176, during the ten day period prior to September 12, 2019.

By Order of our Board of Directors

Dated: July 22, 2019	Michelle Habert, Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE FILL IN, SIGN AND DATE THE PROXY SUBMITTED HEREWITH AND RETURN IT IN THE ENCLOSED STAMPED ENVELOPE. THE GIVING OF SUCH PROXY WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY IN PERSON SHOULD YOU LATER DECIDE TO ATTEND THE MEETING. THE ENCLOSED PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS.

Inter Parfums, Inc. Proxy Statement

Important Notice

Regarding the Availability of Proxy Materials

for the Shareholder Meeting to Be Held on September 12, 2019

●	This proxy statement and the company’s annual report to shareholders for fiscal year ended December 31, 2018 are available at:

https://xbrlfinancialwidget.com/default.aspx?CIKNum=822663&view=Proxies

●	Accessing this website will not infringe upon your anonymity.

GENERAL

This proxy statement is furnished by the board of directors of our company, Inter Parfums, Inc., a Delaware corporation, with offices located at 551 Fifth Avenue, New York, New York 10176, in connection with the solicitation of proxies to be used at the annual meeting of our shareholders being held on September 12, 2019 and at any adjournments of the annual meeting. For purposes of this proxy statement, unless the context otherwise indicates, the terms the “company,” “us” or “our” refer to Inter Parfums, Inc.

This proxy statement will be mailed to shareholders beginning approximately July 31, 2019. If a proxy in the accompanying form is properly executed and returned, then the shares represented by the proxy will be voted as instructed on the proxy. Any shareholder giving a proxy may revoke it at any time before it is voted by providing written notice of revocation to the company’s Secretary or by a shareholder voting in person at the annual meeting.

All properly executed proxies received prior to the annual meeting will be voted at the annual meeting in accordance with the instructions marked on the proxy or as otherwise stated in the proxy. Unless instructions to the contrary are indicated, proxies will be voted

●	FOR the election of the ten (10) directors referred to in this proxy statement and

●	FOR the advisory resolution to approve executive compensation and

●	FOR the amendment to our 2016 Stock Option Plan to increase the number of shares issuable upon exercise of the options from 1,000 shares to 1,500 shares to be granted solely to nonemployee directors annually on each February 1.

In addition, the persons holding the proxies will consider and vote upon such other business as may properly come before the annual meeting or any adjournments of the annual meeting.

A copy of the company’s annual report for fiscal year ended December 31, 2018, which contains financial statements audited by the company’s independent registered public accounting firm, is being mailed to the company’s shareholders along with this proxy statement.

We will bear the cost of preparing, assembling and mailing this notice of meeting, proxy statement, proxy and the enclosed annual report, as well as maintaining our internet website where you can obtain copies of this proxy statement and annual report to shareholders. In addition to solicitation of the proxies by mail, some of our officers and regular employees, without extra remuneration, may solicit proxies personally or by telephone, telecopier or e-mail. We may also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of our common stock. We will reimburse these persons for their expenses in forwarding soliciting material.

VOTING SECURITIES AND

PRINCIPAL HOLDERS THEREOF

Our board of directors fixed the close of business on July 16, 2019 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting. Only holders of our common stock on the record date will be able to vote at the annual meeting.

As of July 12, 2019, we had 31,450,205 shares of our common stock outstanding. Each share of our common stock will entitle the holder of such share to one vote. None of the company’s shareholders have cumulative voting rights. Holders of shares of our common stock are entitled to vote on all matters. We also have 1,000,000 authorized shares of preferred stock, $.001 par value per share, none of which are outstanding.

The holders of a majority of the total number of outstanding shares of our common stock entitled to vote must be present in person or by proxy to constitute the necessary quorum for any business to be transacted at the annual meeting. Properly executed proxies marked “abstain,” as well as proxies held in street name by brokers that are not voted on all proposals to come before the annual meeting (“broker non-votes”), will be considered “present” for purposes of determining whether a quorum has been achieved at the annual meeting.

The ten (10) nominees to our board of directors receiving the greatest number of votes cast at the annual meeting in person or by proxy shall be elected. Consequently, any shares of our common stock present in person or by proxy at the annual meeting, but not voted for any reason will have no impact in the election of our board of directors. With respect to the advisory proposal to approve the compensation of our named executive officers, as well as the amendment to the 2016 Stock Option Plan, the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting is required for approval.

Other matters that may be submitted to our shareholders for a vote at the annual meeting, if any, will require the favorable vote of a majority of the shares of our common stock present or represented at the annual meeting for approval, unless we advise you otherwise. If any matter proposed at the annual meeting must receive a specific percentage of favorable votes for approval, then abstentions in respect of such proposal are treated as present and entitled to vote under Delaware, law and therefore such abstentions have the effect of a vote against such proposal. Broker non-votes in respect of any proposal are not counted for purposes of determining whether such proposal has received the requisite approval.

Members of our management have been informed that Messrs. Jean Madar and Philippe Benacin, the beneficial owners of our two largest shareholders, have a verbal agreement or understanding to vote their shares in a like manner, and intend to vote in favor of all of the nominees for directors. Therefore, all of the nominees are all likely to be elected. Also, members of our management have been informed that Messrs. Jean Madar and Philippe Benacin intend to vote in favor of the proposals to approve executive compensation of our named executive officers and to amend the 2016 Stock Option Plan, and therefore, it is likely that such proposals will be passed as recommended by our management.

We know of no business other than the proposals discussed above that will be presented for consideration at the annual meeting. If any other matter is properly presented, then it is the intention of the persons named in the enclosed proxy to vote in accordance with their best judgment.

The following table sets forth information with respect to the beneficial ownership of our common stock by (a) each person we know to be the beneficial owner of more than 5% of our outstanding common stock, (b) our executive officers and directors and (c) all of our directors and officers as a group. Each of Messrs. Madar and Benacin own 99.99% of their respective personal holding companies, and as such they are our controlling shareholders. As of July 12, 2019, we had 31,450,205 shares of common stock outstanding.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Jean Madar c/o Interparfums SA 4, Rond Point Des Champs Elysees 75008 Paris, France	7,090,541	[2]	22.5%

Philippe Benacin c/o Interparfums SA 4, Rond Point Des Champs Elysees 75008 Paris, France	6,904,264	[3]	22.2%

Russell Greenberg c/o Inter Parfums, Inc. 551 Fifth Avenue New York, NY 10176	65,000	[4]	Less than 1%

Philippe Santi Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	1,000	[5]	Less than 1%

1	All shares of common stock are directly held with sole voting power and sole power to dispose, unless otherwise stated. Options which are exercisable within 60 days are included in beneficial ownership calculations. Jean Madar, the Chairman of the Board and Chief Executive Officer of the Company and Philippe Benacin, the Vice Chairman of the Board and President of the Company, have a verbal agreement or understanding to vote the shares each beneficially owns in a like manner.

2	Consists of 7,032,341 shares held indirectly through Jean Madar Holding SAS, a personal holding company, and options to purchase 58,200 shares.
3	Consists of 6,846,064 shares held indirectly through Philippe Benacin Holding SAS, a personal holding company, and options to purchase 58,200 shares.
4	Consists of shares of common stock underlying options.

Name and Address of Beneficial Owner	Amount of Beneficial Ownership[1]		Approximate Percent of Class
Francois Heilbronn 60 Avenue de Breteuil 75007 Paris, France	34,563	[6]	Less than 1%

Robert Bensoussan c/o Sirius Equity LLP 52 Brook Street W1K 5DS London	7,000	[7]	Less than 1%

Patrick Choël 140 Rue de Grenelle 75007, Paris, France	3,000	[8]	Less than 1%

Michel Dyens Michel Dyens & Co. 17 Avenue Montaigne 75008 Paris, France	3,500	[9]	Less than 1%

Veronique Gabai-Pinsky Vera Wang 15 E. 26th Street New York NY 10010	1,000	[10]	Less than 1%

Gilbert Harrison Harrison Group 745 Fifth Avenue, Suite 514 New York, NY 10151	500	[11]	Less than 1%

Frederic Garcia-Pelayo Interparfums SA 4, Rond Point Des Champs Elysees 75008, Paris France	1,000	[12]	Less than 1%

Blackrock, Inc. 55 East 52nd Street New York, NY 10055	2,552,005	[13]	8.1%

The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	1,874,913	[14]	6.0%

All Directors and Officers (As a Group 10 Persons)	14,111,368	[15]	44.6%

5	Consists of shares of common stock underlying options.
6	Consists of 32,063 shares held directly and options to purchase 2,500 shares.
7	Consists of 4,500 shares held directly and options to purchase 2,500 shares.
8	Consists of 2,000 shares held directly and options to purchase 1,000 shares.
9	Consists of shares of common stock underlying options.
10	Consists of shares of common stock underlying options.
11	Consists of shares of common stock underlying options.
12	Consists of shares of common stock underlying options.
13	Information based upon Schedule 13G Amendment 3 of Blackrock, Inc. dated February 4, 2019 as filed with the Securities and Exchange Commission.
14	Information based upon Schedule 13G Amendment 2 of The Vanguard Group, an investment advisor, dated February 13, 2019 as filed with the Securities and Exchange Commission.
15	Consists of 13,916,968 shares held directly or indirectly, and options to purchase 194,400 shares.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

General

The members of our board of directors are each elected with a plurality of votes cast in favor of their election for a one-year term or until their successors are elected and qualify. With the exception of Philippe Benacin, the officers are elected annually by the directors and serve at the discretion of the board of directors. There are no family relationships between executive officers or directors of our company.

All ten (10) incumbent directors, Jean Madar, Philippe Benacin, Russell Greenberg, Philippe Santi, Francois Heilbronn, Robert Bensoussan, Patrick Choel, Michel Dyens, Veronique Gabai-Pinsky and Gilbert Harrison were elected at our annual meeting held in September 2018, and are all put forth as nominees for election to the board of directors.

Unless authority is withheld, the proxies in the accompanying form will be voted in favor of the election of the nominees named above as directors. Although all of the nominees have indicated their willingness to serve if elected, if at the time of the meeting any nominee is unable or unwilling to serve, then the shares represented by properly executed proxies will be voted at the discretion of the person named in the proxies for another person designated by our board of directors.

Board of Directors

Our board of directors has the responsibility for establishing broad corporate policies and for the overall performance of our Company. Although certain directors are not involved in day-to-day operating details, members of the board of directors are kept informed of our business by various reports and documents made available to them. Our board of directors held 16 meetings (or executed consents in lieu thereof), including meetings of committees of the full board of directors during 2018, and all of the directors attended at least 75% of the meetings (or executed consents in lieu thereof) of the full board of directors and committees of which they were a member. Our board of directors presently consists of ten (10) directors.

We have adopted a Code of Business Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, as well as other persons performing similar functions, and we agree to provide to any person without charge, upon request, a copy of our Code of Business Conduct. Any person who requests a copy of our Code of Business Conduct should provide their name and address in writing to: Inter Parfums, Inc., 551 Fifth Avenue, New York, NY 10176, Att.: Shareholder Relations. In addition, our Code of Conduct is also maintained on our website, at www.interparfumsinc.com.

During 2018, our board of directors had the following standing committees:

●	Audit Committee – The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our company which prepare or issue audit reports for our company. During 2018, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The charter of the Audit Committee is posted on our company’s website.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. First, finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. Second, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, our company has been met with resistance from both present and former directors to being named as such, primarily due to potential additional personal liability. However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

●	Executive Compensation and Stock Option Committee – The Executive Compensation and Stock Option Committee oversees the compensation of our company’s executives and administers our company’s stock option plans. During 2018, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The charter of the Executive Compensation and Stock Option Committee is posted on our company’s website.

●	Nominating Committee – During 2018, this committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky. The purpose of the Nominating Committee is to determine and recommend qualified persons to the Board of Directors who will be put forth as management's slate of directors for vote of the Corporation's stockholders, as well as to fill vacancies in the Board of Directors. The charter of the Nominating Committee is posted on our company’s website.

In January 2018 our board of directors adopted a board diversity policy, which provides that the selection of candidates for appointment to our board will be based on an overriding emphasis on merit, but the Nominating Committee will seek to fill board vacancies by considering candidates that bring a diversity of background and industry or related expertise to our board. The Nominating Committee is to consider an appropriate level of diversity having regard for factors such as skills, business and other experience, education, gender, age, ethnicity and geographic location. A copy of the board diversity policy is posted on our company’s website.

Director Independence

The following are our directors who are “independent directors” within the applicable rules of The Nasdaq Stock Market:

Francois Heilbronn

Robert Bensoussan

Patrick Choël

Michel Dyens

Veronique Gabai-Pinsky

Gilbert Harrison

We follow and comply with the independent director definitions as provided by The Nasdaq Stock Market rules in determining the independence of our directors, which are posted on our company’s website. In addition, such rules are also available on The Nasdaq Stock Market’s website. In addition, The Nasdaq Stock Market maintains more stringent rules relating to director independence for the members of our Audit Committee, and the members of our Audit Committee, Messrs. Heilbronn and Choël, as well as Ms. Gabai-Pinsky, are independent within the meaning of those rules.

Board Leadership Structure and Risk Management

For more than the past ten (10) years, Jean Madar has held the positions of Chairman of the Board of Directors and Chief Executive Officer of our company. Almost since inception, Mr. Madar has been allocated the responsibility of overseeing our United States operations and the operation of Inter Parfums, Inc., as a public company. Philippe Benacin, as Chief Executive Officer of Interparfums SA, has been allocated the responsibility of overseeing our European operations and its operation as a public company in France. In addition, Mr. Benacin is also the Vice Chairman of the Board of Directors of our company. Our board of directors is comfortable with this approach, as the two largest stockholders of our company are also directly responsible for the operations of our company’s two operating segments. Accordingly, our board of directors does not have a “Lead Director,” a non-management director who controls the meetings of our board of directors.

Our board of directors manages risk by (i) review of period operating reports and discussions with management; (ii) approval of executive compensation incentive plans through its committee, the Executive Compensation and Stock Option Committee; (iii) approval of related party transactions through its committee, the Audit Committee; and (iv) approval of material transactions not in the ordinary course of business. Since our inception, we have never been the subject of any material product liability claims, and we have had no recent material property damage claims.

Further, we periodically enter into foreign currency forward exchange contracts to hedge exposure related to receivables denominated in a foreign currency and to manage risks related to future sales expected to be denominated in a foreign currency. We enter into these exchange contracts for periods consistent with our identified exposures. The purpose of the hedging activities is to minimize the effect of foreign exchange rate movements on the receivables and cash flows of Interparfums SA, our French subsidiary, whose functional currency is the Euro. All foreign currency contracts are denominated in currencies of major industrial countries and are with large financial institutions, which are rated as strong investment grade.

In addition, we mitigate interest rate risk by continually monitoring interest rates, and then determining whether fixed interest rates should be swapped for floating rate debt, or if floating rate debt should be swapped for fixed rate debt.

Business Experience

The following sets forth biographical information as to the business experience of each executive officer and director of our company for at least the past five years.

Jean Madar

Jean Madar, age 58, a Director, has been the Chairman of the Board since our company’s inception, and is a co-founder of our company with Mr. Philippe Benacin. From inception until December 1993 he was the President of our company; in January 1994, he became Director General of Interparfums SA, our company’s subsidiary; and in January 1997, he became Chief Executive Officer of our company. Mr. Madar was previously the managing director of Interparfums SA, from September 1983 until June 1985. At such subsidiary, he had the responsibility of overseeing the marketing operations of its foreign distribution, including market research analysis and actual marketing campaigns. Mr. Madar graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983. We believe that Mr. Madar’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Benacin, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our board of directors.

Philippe Benacin

Mr. Benacin, age 60, a Director, is President of our Company and the Chief Executive Officer of Interparfums SA, has been the Vice Chairman of the Board since September 1991, and is a co-founder of our company with Mr. Madar. He was elected the Executive Vice President in September 1991, Senior Vice President in April 1993, and President of the Company in January 1994. In addition, he has been the Chief Executive Officer of Interparfums SA for more than the past five years. Mr. Benacin graduated from The French University for Economic and Commercial Sciences (ESSEC) in 1983. In June 2014 Mr. Benacin was elected as a member of the Supervisory Board of Vivendi, and Chairman of its Corporate Governance, Nominations and Remuneration Committee. We believe that Mr. Benacin’s skills in guiding, leading and determining the strategic direction of our company since its inception together with Mr. Madar, in addition to his contacts in the fragrance and cosmetic industry, render him qualified to serve as a member of our board of directors.

Russell Greenberg

Mr. Greenberg, age 62, the Chief Financial Officer, was Vice-President, Finance when he joined the Company in June 1992; became Executive Vice President in April 1993; and was appointed to our board of directors in February 1995. He is a certified public accountant licensed in the State of New York, and is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants. After graduating from The Ohio State University in 1980, he was employed in public accounting until he joined our company in June 1992. We believe that Mr. Greenberg’s skills in accounting and tax, as well as his knowledge of the fragrance industry and our Company’s operations, render him qualified to serve as a member of our board of directors.

Philippe Santi

Philippe Santi, age 57 and a Director since December 1999, is the Executive Vice President and Chief Financial Officer of Interparfums SA. Mr. Santi, who is a Certified Accountant and Statutory Auditor in France, has been the Chief Financial Officer of Interparfums SA since February 1995. Prior to February 1995, Mr. Santi was the Chief Financial Officer for Stryker France and an Audit Manager for Ernst and Young. We believe that Mr. Santi’s skills in accounting and tax, as well as his knowledge of the fragrance industry and our Company’s European operations, render him qualified to serve as a member of our board of directors.

Francois Heilbronn

Mr. Heilbronn, age 58 a Director since 1988, an independent director and a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee, is a graduate of Harvard Business School with a Master of Business Administration degree and is currently the managing partner of the consulting firm of M.M. Friedrich, Heilbronn & Fiszer. He was formerly employed by The Boston Consulting Group, Inc. from 1988 through 1992 as a manager. Mr. Heilbronn graduated from Institut d' Etudes Politiques de Paris in June 1983. From 1984 to 1986, he worked as a financial analyst for Lazard Freres & Co. In addition, during 2009, Mr. Heilbronn became an Associate Professor in Business Strategy at Sciences Po, Paris, France. As the result of his business and financial acumen, as well as his experience as managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world, we believe Mr. Heilbronn is qualified to serve as a member of our board of directors.

Robert Bensoussan

Robert Bensoussan, age 61, has been a Director since March 1997, and is also an independent director. In 2008 Mr. Bensoussan co-founded Sirius Equity, a retail and branded luxury goods Investment Company. To date, Sirius Equity remains as an investor in feelunique.com, Europe's largest online beauty retailer. Previous investments include the UK shoe and clothing retailer LK Bennett and Italian sportswear retailer and wholesaler Jeckerson Spa. Mr. Bensoussan formerly served as Executive Chairman and CEO of LK Bennett. Non-Executive Chairman of Jerkerson Spa, and was a board member of Celio International and the French retail conglomerate Vivarte, representing the GLG hedge fund.

He continues to remain as Chairman of feelunique.com since December 2012. Mr. Bensoussan is an active board member of lululemon athletica inc. He is also member of the Advisory Board of Pictet Bank Premium Brands Fund. In addition, he is also a member of two private boards: Zen Car, an electric car rental company and Eaglemoss Ltd, a UK part-works publisher.

Previously Mr. Bensoussan was as director of, and had an indirect ownership interest J. Choo Limited until July 2011, and CEO (from 2001 to 2007) and was a member of the Board of Jimmy Choo Ltd (from 2001 to 2011), a privately held luxury shoe wholesaler and retailer.

We believe Mr. Bensoussan is qualified to serve as a member of our board of directors due to his business and financial acumen, as well as his experience in the retail and branded luxury goods market.

Patrick Choël

Mr. Choël, age 75, was appointed to the board of directors in June 2006 as an independent director, and is a member of the Audit Committee, Nominating Committee and the Executive Compensation and Stock Option Committee. Mr. Choël is a director of our majority-owned subsidiary, Interparfums SA, a publicly held company, and Christian Dior and Guerlain, both privately held companies. He is also the manager of Université 82, a business consultant and advisor. For approximately 10 years, through March 2004, Mr. Choël was the President and CEO of two divisions of LVMH Moet Hennessy Louis Vuitton S.A., first Parfums Christian Dior, a leading world-wide prestige beauty/fragrances business, and later, the LVMH Perfumes and Cosmetics Division, which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy, among others. Prior to such time, for approximately 30 years, he held various executive positions at Unilever, including President and CEO of Elida Fabergé France and President and CEO of Chesebrough Pond’s USA. Because of this experience, especially in the prestige beauty business, we believe that Mr. Choël is qualified to serve as a member of our board of directors.

Michel Dyens

Michel Dyens, age 79, is the owner, Chairman and Chief Executive Officer of Michel Dyens & Co., which he founded more than 25 years ago. With headquarters in New York and Paris, Michel Dyens & Co. is a leading independent investment banking firm focused on mergers and acquisitions. Michel Dyens & Co. has vast experience in the luxury goods, beauty, spirits and other premium branded consumer goods in which it has concluded numerous landmark deals. Michel Dyens & Co. has advised in such deals as the sale of the Grey Goose ultra-premium vodka brand to Bacardi, John Frieda Professional Hair Care and Molton Brown to the Kao Company, the Svedka vodka brand to Constellation Brands, Chambord liqueur to Brown-Forman, Harry Winston to Aber Diamond Company and Boucheron to Gucci. Michel Dyens & Co. also has a strong track record of deals in media and internet, including the deals in which AuFeminin was sold to Axel Springer and Cyréalis to M6, among others.

In 2015, Michel Dyens & Co. represented Mr. ChinWook Lee, the founder and CEO of Dr. Jart+, for the sale of an interest in Have & Be Co. Ltd. to The Estée Lauder Companies. Michel Dyens & Co. also advised the shareholders of the largest independent hair color and hair care company in Brazil, Niely Cosmeticos in the sale of the company to L’Oréal, as well as advising the owner of the super-premium liqueur St-Germain in the sale of the brand to Bacardi, the Colomer Group (American Crew and CND/Shellac brands) in its sale to Revlon, and Sydney Frank Importing Company in the sale of the company to Jaegermeister. Other recent transactions include the sale of Essie cosmetics business to L’Oréal, the acquisition of the Swiss watchmaker Hublot by LVMH, the sale of TIGI (BedHead and Catwalk brands) to Unilever and the sale of NIOXIN Research Laboratories to Procter & Gamble.

Mr. Dyens is also the owner of Varenne Enterprises, a media company which he founded more than 25 years ago. From April 2004 to September 2014, Mr. Dyens was an independent director of Interparfums SA. We believe Mr. Dyens is qualified to serve as a member of our board of directors due to his knowledge of our company’s luxury business, his business and financial acumen, as well as his experience in the luxury goods market.

Veronique Gabai-Pinsky

Ms. Gabai-Pinsky, age 53, was elected for the first time to our board in September 2017. She became a director of Interparfums SA in April 2017. She is currently consulting in the beauty, fragrance and accessories business. She was President of Vera Wang Group from January 2016 through June 2018, after a year of consulting with the company and she oversaw all product categories and markets. Prior to joining Vera Wang, from 2006 to December 2014 Ms. Gabai-Pinsky was the Global President for Aramis and Designers Fragrances as well as Beauty Bank and Idea Bank at the Estée Lauder Companies, reporting to the Chief Executive Officer of such company. During her tenure, Ms. Gabai-Pinsky developed and ensured the growth of several beauty and skin care brands, including Lab Series for Men. She was highly instrumental in the evolution of the fragrance category for such company, as she improved its overall business model, globally grew brands such as Donna Karan and Michael Kors, evolved and harmonized the portfolio, divested dilutive brands and brought in Tory Burch, Zegna and Marni under licenses. She ultimately actively participated in the acquisitions of Le Labo, Frederic Malle, and By Kilian and assisted in the transformation of the long-term strategic direction of such company.

In the earlier years of her career, Ms. Gabai-Pinsky served as Vice President of Marketing and Communication for Guerlain, a division of LVMH Moet Hennessy Louis Vuitton S.A., where she led the successful re-launch of Shalimar, the introduction of Aqua Allegoria, and contributed to the re-focus of the beauty category around its pillars, Terracotta, Meteorites and Issima, while redesigning all communication strategies and content. She started her career at L’Oréal, and was also Vice President of Marketing for Giorgio Armani, where she was instrumental in the overall development of its fragrance business by developing the successful Acqua di Gio for men and introducing the Emporio Armani franchise. A graduate from ESSEC Business School in Paris, France, she has received several awards, including Marketer of the Year by Women’s Wear Daily in December 2013.

Ms. Gabai-Pinksy is an independent director, and is a member of the Audit Committee, Executive Compensation and Stock Option Committee and the Nominating Committee of our company. We believe Ms. Gabi-Pinsky is qualified to serve as a member of our board of directors due to her more than 25 years of experience in the luxury, fashion, beauty and fragrance fields, success as a brand builder, creative thinker, business acumen, and a broad understanding of consumers, brands and business models.

Gilbert Harrison

Mr. Harrison, age 77, an independent director, was appointed to our board in April 2018. Mr. Harrison has more than 50 years of experience in corporate finance and strategic transactions, specializing in the consumer products space. He began his career in 1965 practicing corporate and securities law in New York and Philadelphia. In 1971 he founded Financo, which he grew to become one of the leading independent middle market transaction firms in the country. In 1985, Financo was acquired by Lehman Brothers, where the firm’s primary efforts were focused on increasing its expertise in retail, apparel and other merchandising transactions of all types. At Lehman, Mr. Harrison was Chairman of the Merchandising Group and on the firm’s Investment Banking Operating Committee while continuing as Chairman of Financo, which was renamed the Middle Market Group of Lehman. In 1989, he re-acquired Financo from Lehman, re-establishing Financo as one of the leading investment banking firms handling transactions and providing strategic advice in connection with merchandising companies. Mr. Harrison retired as Chairman of Financo in December of 2017, after which he formed the Harrison Group, a firm that provides consulting and financial advisory services to merchandising and products companies.

Mr. Harrison's other activities include his membership on the Advisory Council of the World Retail Congress, Shoptalk and the Financial Times Business of Luxury Summit. Additionally, he has created a course on mergers and acquisitions at The Wharton School and has published various articles and academic studies on the state of retailing and mergers and acquisitions, including a chapter in the book entitled, “The Mergers and Acquisitions Handbook.” Mr. Harrison lectures throughout the country, including chairing seminars for Retail Week as well as for the International Council of Shopping Centers, the National Retail Federation, Young President's Center, The Wharton Aresty Institute of Executive Education and The President's Association of the American Management Association. He also appears frequently on Bloomberg TV and CNBC as an expert on retail and apparel.

Mr. Harrison received a Bachelor of Science in Economics from The Wharton School of The University of Pennsylvania in 1962 and his Juris Doctor from The University of Pennsylvania Law School in 1965. He is also Chairman of the Fashion Division of UJA, Treasurer and a Board member of the Southampton Hospital, Director of the Peggy Guggenheim Collection, and former Board member of the Wharton School of the University of Pennsylvania. We believe Mr. Harrison is qualified to serve as a member of our board of directors due to his tremendous depth and breadth of knowledge about the merchandising and consumer industry, and he has a long track record of facilitating value creating transactions for companies in this sector.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 and any amendments to such forms furnished to us, and written representations from various reporting persons furnished to us, we are not aware of any reporting person who has failed to file the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 on a timely basis.

Executive Compensation

General

The executive compensation and stock option committee of our board of directors is comprised entirely of independent directors and oversees all elements of compensation (base salary, annual bonus, long-term incentives and perquisites) of our company’s executive officers and administers our company’s stock option plans, other than the non-employee directors stock option plan, which is self-executing.

The objectives of our compensation program are designed to strike a balance between offering sufficient compensation to either retain existing or attract new executives on the one hand, and maintaining compensation at reasonable levels on the other hand. We do not have the resources comparable to the cosmetic giants in our industry, and, accordingly, cannot afford to pay excessive executive compensation. In furtherance of these objectives, our executive compensation packages generally include a base salary, as well as annual incentives tied to individual performance and long-term incentives tied to our operating performance.

Mr. Madar, the Chairman and Chief Executive Officer, takes the initiative after discussions with Mr. Russell Greenberg, Executive Vice President, Chief Financial Officer and a Director, and recommends executive compensation levels for executives for United States operations. Mr. Benacin, the Chief Executive Officer of Interparfums SA, takes the initiative after discussions with Philippe Santi, the Chief Financial Officer of Interparfums SA, and recommends executive compensation levels for executives for European operations. The recommendations are presented to the compensation committee for its consideration, and the compensation committee makes a final determination regarding salary adjustments and annual award amounts to executives, including Jean Madar and Philippe Benacin. Messrs. Madar and Benacin are not present during deliberations or determination of their executive compensation by the compensation committee. Further, Messrs. Madar and Benacin, in addition to being executive officers and directors, are our largest beneficial shareholders, and therefore, their interests are aligned with our shareholder base in keeping executive compensation at a reasonable level.

The compensation committee was pleased that the most recent shareholder advisory vote on executive compensation held at our last annual meeting of shareholders in September 2018 overwhelmingly approved the compensation policies and decisions of the compensation committee. The compensation committee has determined to continue its present compensation policies in order to determine similar future decisions.

Our compensation committee believes that individual executive compensation is at a level comparable with executives in other companies of similar size and stage of development that operate in the fragrance industry, and takes into account our company’s performance as well as our own strategic goals. Further, the compensation committee believes that its present policies to date, with its emphasis on rewarding performance, has served to focus the efforts of our executives, which in turn has permitted our company to weather economic and political turmoil in certain parts of the world and keep our company on track for continued profitability, which management believes will result in enhanced shareholder value.

During 2018, the members of such committee consisted of Messrs. Heilbronn and Choël, and Ms. Gabai-Pinsky.

Elements of Compensation

General

The compensation of our executive officers is generally comprised of base salaries, including a fee paid to the holding companies of each of Messrs. Madar and Benacin, annual cash bonuses and long-term equity incentive awards. In determining specific components of compensation, the compensation committee considers individual performance, level of responsibility, skills and experience, other compensation awards or arrangements and overall company performance. The compensation committee reviews and approves all elements of compensation for all of our executive officers taking into consideration recommendations from the Chief Executive Officer of our company and the Chief Executive Officer of Interparfums SA, as well as information regarding compensation levels at competitors in our industry.

Our named executive officers have all been with the company for more than the past ten (10) years, with Messrs. Madar and Benacin being founders of the company in 1985. As Messrs. Madar and Greenberg for United States operations, and Benacin and Santi for European operations, are most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective operating segments, the compensation committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

The compensation committee views the competitive market place very broadly, which would include executive officers from both public and privately held companies in general, including fashion and beauty companies, but not limited to the peer companies contained in the corporate performance graph contained in our annual report. Rather than tie the compensation committee’s determination of compensation proposals to any specific peer companies, the members of our committee have used their business experience, judgment and knowledge to review the executive compensation proposals recommended to them by Mr. Madar for United States operations and Mr. Benacin for European operations. As such, compensation committee did not determine the need to “benchmark” of any material item of compensation or overall compensation.

The members of the compensation committee have extensive experience and business acumen and are well qualified in determining the appropriateness of executive compensation levels. Mr. Heilbronn is a managing partner of a business consulting firm in the area of mergers and acquisitions of large international companies in retail, consumer goods and consumer services throughout the world. Mr. Choël is presently a business consultant and advisor, who previously worked as President and Chief Executive Officer of two divisions of LVMH Moet Hennessy Louis Vuitton S.A., which included such well-known brands as Parfums Christian Dior, Guerlain, and Parfums Givenchy. Mr. Choël has also been President and CEO of both Elida Fabergé France and Chesebrough Pond’s USA. Ms. Gabai-Pinsky, the final committee member, has executive experience as the former President of Vera Wang Group, as well as the Global President for Aramis and Designers Fragrances in addition to Beauty Bank and Idea Bank at the Estée Lauder Companies.

Base Salary

Base salaries for executive officers are initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive market place for executive talent. Base salaries for executive officers are reviewed on an annual basis, and adjustments are determined by evaluating our operating performance, the performance of each executive officer, as well as whether the nature of the responsibilities of the executive has changed.

As stated above, as Messrs. Madar and Greenberg for United States operations, and Benacin and Santi for European operations, are most familiar with the individual performance, level of responsibility, skills and experience of each executive officer in their respective segments, the committee relies upon the information provided by such executive officers in determining individual performance, level of responsibility, skills and experience of each executive officer.

For executive officers of United States operations, the bulk of their annual compensation is in base salary including a fee paid to the holding company for Mr. Madar for services rendered outside the United States. However, for executive officers of European operations base salary comprises a smaller percentage of overall compensation. We have paid a lower percentage of overall compensation in the form of base salary to executive officers of European operations for several years, principally because European operations historically have had higher profitability than United States operations, and European operations are run differently from United States operations by the Chief Executive Officer of European operations, Mr. Benacin. As the result of this historically higher profitability, European operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is and has historically been discretionary, no targets were set in order to maintain flexibility. Further, if results of operations for European operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Finally, by keeping annual bonus compensation at a higher percentage of overall compensation and base salary at a lower percentage, our company benefits because the base amount for annual salary adjustments would be smaller.

For 2018, Mr. Benacin received an increase in base salary of €24,000 ($28,000) to €444,000 ($524,000), after not receiving any receive any increase in his base salary of €420,000 ($474,000) in 2017 and 2016. Further, Mr. Benacin’s personal holding company received the same $250,000 in 2018 that it received in 2017 and 2016 for services rendered outside of the United States by Mr. Benacin for the benefit of the Company’s United States operations in his capacity as President of our company. Payment is being made by the Company’s United States operations to Mr. Benacin’s holding company in accordance with the consulting agreement with Mr. Benacin’s holding company, which provides for review on an annual basis of the amount of compensation payable to such company.

The compensation committee took into account the following salient factors in authorizing payment to Mr. Benacin’s holding company— services rendered to United States operations for several years by Mr. Benacin in connection with licensing and distribution of international brands, as well as future services to be performed by Mr. Benacin internationally relating to licensing and distribution of international brands for United States operations.

As Mr. Benacin values the services of two named executive officers of Interparfums SA, Mr. Philippe Santi, Executive Vice President and the Chief Financial Officer, and Mr. Frederic Garcia-Pelayo, Executive Vice President and Chief Operating Officer, equally, their base salaries, as well as their bonus compensation discussed below, have been in lockstep. For 2018, each of Messrs. Santi and Garcia-Pelayo received an increase of €24,000 ($28,000) to €384,000 ($454,000). For 2017, each received €52,800 ($60,000) salary increases that brought their 2017 base salaries to €360,000 ($407,000). These increases were awarded primarily to reward these two executive officers for their contributions in European Operations achieving increases in both the sales and earnings. For 2016 Messrs. Santi and Mr. Frederic Garcia-Pelayo each received €7,200 ($8,000) salary increases that brought their 2016 base salaries to €307,200 ($340,000). The compensation committee considered the recommendations of Mr. Benacin, results of operations for the year, as well as the services performed for European operations by Messrs. Santi and Garcia-Pelayo in authorizing these salary levels.

A different approach is taken for United States operations as that segment is smaller and less profitable. A more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run the operation with a lesser emphasis placed on bonuses. Neither of the executive officers for United States operations have employment agreements (although Mr. Madar’s personal holding company has a consulting agreement that provides for review on an annual basis of the amount of compensation payable to such company), as we believe that having flexibility in structuring annual base salary is a benefit, which permits us to act quickly to meet a changing economic environment.

For each of 2018, 2017 and 2016, Mr. Madar’s base salary, including cash compensation paid to his personal holding company, remained steady and aggregated $630,000. Cash compensation paid to Mr. Madar’s personal holding company in each year were in exchange for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his personal holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar for his services in the United States in 2018 was reduced by $220,000 from $380,000 to $160,000, while payments to his holding company were increased by the like amount of $220,000, from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar to be paid to him and his personal holding company remained unchanged at $630,000.

In determining Mr. Madar’s base salary including the consulting fee for 2018, the Committee took into account Mr. Madar’s leadership of our company in general, the increasing profitability of United States operations over the past several years, and his leadership in assisting United States operations in obtaining new licensing opportunities and his assistance in developing new products and expanding international distribution of U.S. operations.

Russell Greenberg, the Executive Vice President and Chief Financial Officer, has received the same $30,000 increase in base salary for 2018, 2017 and 2016, and for 2018 his base salary was $660,000. In connection with these increases in salary, the Compensation Committee considered the following material factors in granting Mr. Greenberg his salary increases: his individual performance, level of responsibility, skill and experience, as well as the recommendation of the Chief Executive Officer.

Bonus Compensation/Annual Incentives

As discussed above, we have paid a higher percentage of overall compensation in the form of bonus compensation to executive officers of European operations for several years, principally because European operations historically have had higher profitability than United States operations. As the result of this historically higher profitability, European operations have had the ability to pay higher bonus compensation in addition to base salary. As bonus compensation is discretionary, no targets were set in order to maintain flexibility. Further, if results of operations for European operations were not satisfactory (again, no target amounts were set to maintain flexibility), then bonus compensation, as well as overall compensation could be lowered without otherwise affecting base salary. Individual performance, level of responsibility, skill and experience, were the salient factors considered by the Compensation Committee in awarding bonus compensation described below.

For 2018 Mr. Benacin, the chief decision maker for European operations, proposed and the compensation committee concurred in the payment of discretionary bonus compensation of €95,000 ($112,000) for Mr. Benacin, as compared to been €90,000 ($102,000) and €70,000 ($77,000) in 2017 and 2016 respectively. Over the past three years, this discretionary bonus compensation for Mr. Benacin has been approximately 21%, 21% and 16% of his base salary in 2018, 2017 and 2016, respectively. In addition, bonus compensation for Messrs. Santi and Garcia-Pelayo have remained in lockstep, and each was awarded a discretionary bonus of €280,000 ($331,000), €268,000 ($330,000) and €290,000 ($321,000), or approximately 73%, 74% and 94%, of their base salaries in 2018, 2017 and 2016, respectively.

A different approach is taken for United States operations as that segment is smaller and less profitable. As discussed above, a more significant base salary is paid in order to attract and retain employees with the skills and talents needed to run United States operations with a lesser emphasis placed on bonuses. Based upon the recommendation of the Chief Executive Officer, for each of 2018, 2017 and 2016, Mr. Greenberg received a discretionary cash bonus of $50,000. The Compensation Committee considered the following material factors in granting Mr. Greenberg his bonuses: his individual performance, level of responsibility, skill and experience, as well as the recommendation of the Chief Executive Officer.

Mr. Madar, the Chief Executive Officer has not received any cash bonus in the past three years.

As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is €28,000, or approximately $33,000.

Calculation of the total annual benefits contribution is made according to the following formula:

67% of (Interparfums SA net income, less 2.5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Long-Term Incentives

Stock Options. We link long-term incentives with corporate performance through the grant of stock options. All options are granted with an exercise price equal to the fair market value of the underlying shares of our common stock on the date of grant, and terminate on or shortly after severance of the executive’s relationship with us. Unless the market price of our common stock increases, corporate executives will have no tangible benefit. Thus, they are provided with the additional incentive to increase individual performance with the ultimate goal of increasing our overall performance. We believe that enhanced executive incentives which result in increased corporate performance tend to build company loyalty. As a general rule, the number of options granted is determined by several factors including individual performance, company operating results and past option grants to such executives.

For executive officers of United States operations and European operations, we typically grant nonqualified stock options with a term of 6 years that vest ratably over a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant.

We believe that the vesting period of these options serve a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period, matches the service period with the potential benefits of the option. Pursuant to our stock option plan, non-qualified stock options granted to executives terminate immediately upon the executive’s termination of association with our company. This termination provision coupled with a vesting period reduces benefits afforded to an executive when an executive officer leaves our employ.

Over the past several years, as our company has grown and the market price of our common stock has increased, Messrs. Madar and Benacin have realized substantial compensation as the result of the exercise of their options. As the two executives most responsible for continued growth and success of our company, the compensation committee believes the granting of options is an appropriate tool to tie a substantial portion of their compensation to the success of our company and is completely warranted.

The actual compensation realized as the result of the exercise of options in the past, as well as the future potential of such rewards, are powerful incentives for increased individual performance and ultimately increased company performance. In view of the fact that the executive officers named above contribute significantly to our profitable operations, the compensation committee believes the option grants are valid incentives for these executive officers and are fair to our shareholders. Generally we grant options to executive officers in December of each year.

In December 2016, upon the recommendation of the company’s Chief Executive Officer, the compensation committee granted options to purchase a total of 19,000 shares of our common stock to each of Jean Madar and Philippe Benacin at the fair market value on the date of grant. In 2017 in view of the contributions of both Messrs. Madar and Benacin to the company’s increased profitability, upon the recommendation of the company’s Chief Executive Officer, the compensation committee granted options to purchase a total of 25,000 shares of our common stock to the personal holding companies of each of Jean Madar and Philippe Benacin at the fair market value on the date of grant. Another 25,000 share option grant was made in December 2018. Option grants to Messrs. Madar and Benacin, either directly or indirectly to their personal holding companies, were identical as each is the Chief Executive Officer of their respective operating segments.

Also in December for each of the years 2018-2016, the compensation committee granted options to purchase 25,000 shares to Mr. Greenberg, the Chief Financial Officer. The Compensation Committee determined that the option grants for Mr. Greenberg, which have remained the same for years 2018-2016, were reasonable, so based upon the recommendation of the Chief Executive Officer, it determined to keep the option grants for such executive officer at the same level for 2018.

Upon recommendation of both Messrs. Madar and Benacin, option grants for Messrs. Santi and Garcia-Pelayo remained steady at 10,000 shares each for 2018 and 2017, although options granted for 2017 were in two tranches, for 6,000 shares in December 2017 and 4,000 shares in January 2018, respectively. These amounts were increased from options granted to purchase 6,000 shares in 2016. The compensation committee believes that these grants were proper in view of their contribution to our company’s results in each of 2016, 2017 and 2018.

Interparfums SA Stock Compensation Plans

2016 Plan - In September 2016, Interparfums SA approved a plan to grant an aggregate of 15,100 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, will be distributed in September 2019 so long as the individual is employed by Interparfums SA at the time, and in the case of officers and managers, only to the extent that the performance conditions have been met. Once distributed, the shares will be unrestricted and the employees will be permitted to trade their shares. Under this plan in September 2019, Mr. Benacin is estimated to receive 3,000 shares of Interparfums SA stock, and Messrs. Santi and Garcia are estimated to receive 7,000 shares each, all subject to adjustment for stock splits.

The fair value of the grant of €18.56 per share (approximately $22.00 per share) has been determined based on the quoted stock price of Interparfums SA shares as reported by the NYSE Euronext on the date of grant. The estimated number of shares to be distributed of 157,840 has been determined taking into account employee turnover and has been adjusted for stock splits. The aggregate cost of the grant of approximately $3.4 million is being recognized as compensation cost by Interparfums SA on a straightline basis over the requisite three year service period. For the years ended December 31, 2018, 2017 and 2016, $1.1 million, $1.2 million and $0.4 million, respectively, of compensation cost has been recognized.

2019 Plan - As of December 31, 2018, Interparfums SA approved an additional plan to grant an aggregate of 26,600 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, will be distributed in June 2022 and will follow the same guidelines as the September 2016 plan. Under this plan in June 2022, Mr. Benacin, Madar, Garcia Pelayo and Santi are estimated to receive 4,000 shares each, all subject to adjustment for stock splits.

The fair value of the grant of €29.84 per share (approximately $34.00 per share) has been determined based on the quoted stock price of Interparfums SA shares as reported by the NYSE Euronext on the date of grant. The estimated number of shares to be distributed of 142,842 has been determined taking into account employee turnover. The aggregate cost of the grant of approximately $4.9 million will be recognized as compensation cost by Interparfums SA on a straight-line basis over the requisite 3.5 year service period starting January 1, 2019.

Stock Appreciation Rights. Our stock option plans authorize us to grant stock appreciation rights, or SARs. A SAR represents a right to receive the appreciation in value, if any, of our common stock over the base value of the SAR. To date, we have not granted any SARs under our plans. While the compensation committee currently does not plan to grant any SARs under our plans, it may choose to do so in the future as part of a review of the executive compensation strategy.

Restricted Stock. We have not in the past, and we do not have any future plans to grant restricted stock to our executive officers. However, while the compensation committee currently does not plan to authorize any restricted stock plans, the compensation committee may choose to do so in the future as part of a review of the executive compensation strategy. Our French operating subsidiary, Interparfums, SA, however, has instituted its 2016 and 2019 Stock Compensation Plans as discussed above.

Other Compensation

For 2018, Mr. Benacin received an automobile allowance of €10,800 ($12,756), which is the same amount paid since 2010. For 2018 Mr. Garcia-Pelayo, Executive Vice President and Chief Operating Officer of Interparfums SA, received an automobile allowance of €7,800 ($9,213).

No Stock Ownership Guidelines

We do not require any minimum level of stock ownership by any of our executive officers. As stated above, Messrs. Madar and Benacin, are our largest beneficial shareholders, which aligns their interests with our shareholder base in keeping executive compensation at a reasonable level.

Retirement and Pension Plans

We maintain a 401(k) plan for United States operations. However, we do not match any contributions to such plan, as we have determined that base compensation together with annual bonuses and stock option awards, are sufficient incentives to retain talented employees. Our European operations maintain a pension plan for its employees as required by French law. For 2018 and 2017, each of Messrs. Benacin, Santi and Garcia-Pelayo received an increase of €17,480 ($20,646) and €14,500 ($16,376), respectively, in their vale of deferred compensation earnings.

Compensation Committee Report

We have reviewed and discussed with management the Compensation Discussion and Analysis provisions to be included in this Annual Report on Form 10-K for fiscal year ended December 31, 2018 and the proxy statement for the upcoming annual meeting of shareholders. Based on this review and discussion, we recommend to the board of directors that the Compensation Discussion and Analysis referred to above be included in this Annual Report on Form 10-K as well as the proxy statement for the upcoming annual meeting of shareholders.

Francois Heilbronn

Patrick Choël and

Veronique Gabai-Pinsky

The following table sets forth a summary of all compensation awarded to, earned by or paid to our “named executive officers,” who are our principal executive officer, our principal financial officer, and each of the three most highly compensated executive officers of our company. This table covers all such compensation during fiscal years ended December 31, 2018, December 31, 2017 and December 31, 2016. For all compensation related matters disclosed in the summary compensation table, and elsewhere where applicable, all amounts paid in euro have been converted to U.S. dollars at the average rate of exchange in each year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Total ($)
Jean Madar,	2018	630,000	-0-	-0-	364,638	-0-	-0-	-0-	994,638
Chairman and	2017	630,000	-0-	-0-	247,237	-0-	-0-	-0-	877,237
Chief Executive Officer	2016	630,000	-0-	-0-	141,709	-0-	-0-	-0-	771,709

Russell Greenberg,	2018	660,000	50,000	-0-	364,638	-0-	-0-	-0-	1,074,638
Chief Financial Officer and	2017	630,000	50,000	-0-	247,237	-0-	-0-	-0-	927,237
Executive Vice President	2016	600,000	50,000	-0-	186,456	-0-	-0-	-0-	836,456

Philippe Benacin, President Inter	2018	524,408	112,205	-0-	364,638	-0-	20,646	12,756	1,034,653
Parfums, Inc., Chief Executive	2017	723,348	101,646	-0-	247,237	-0-	16,376	12,198	1,100,805
Officer of Interparfums SA	2016	714,722	77,462	84,232	141,706	-0-	15,824	11,951	1,045,897

Philippe Santi, Executive Vice	2018	453,542	330,708	-0-	189,082	33,130	20,646	-0-	1,027,108
President and Chief Financial	2017	406,584	302,679	-0-	59,337	26,069	16,376	-0-	811,045
Officer, Interparfums SA	2016	339,948	320,914	196,754	44,749	-0-	15,824	-0-	918,189

Frédéric Garcia-Pelayo,	2018	453,542	330,708	-0-	189,082	33,130	20,646	9,213	1,036,321
Executive Vice President and	2017	406,584	302,679	-0-	59,337	26,069	16,376	8,245	819,290
Chief Operating Officer Interparfums SA	2016	339,948	320,914	196,754	44,749	-0-	15,824	7,525	925,714

1	Amounts reflected under Option Awards represent the grant date fair values in 2018, 2017 and 2016 based on the fair value of stock option awards using a Black-Scholes option pricing model. The assumptions used in this model are detailed in Footnote 13 to the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2018 and filed with the SEC.

2	As required by French law, Interparfums SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Interparfums SA Benefits are calculated based upon a percentage of taxable income of Interparfums SA and are allocated to employees based upon salary. The maximum amount payable per year is 28,050 euro, or approximately $33,130.

Calculation of total annual benefits contribution is made according to the following formula:

67% of (Interparfums SA net income, less 2.5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

3 The following table identifies (i) perquisites and other personal benefits provided to our named executive officers in fiscal 2018, and quantifies those required by SEC rules to be quantified and (ii) all other compensation that is required by SEC rules to be separately identified and quantified.

Name and Principal Position	Perquisites and other Personal Benefits ($)	Personal Automobile Expense($)	Lodging Expense($)	Total ($)

Jean Madar, Chairman Chief Executive Officer	-0-	-0-	-0-	-0-

Russell Greenberg, Chief Financial Officer and Executive Vice President	-0-	-0-	-0-	-0-

Philippe Benacin, President of Inter Parfums, Inc. and Chief Executive Officer of Interparfums SA	-0-	12,756	-0-	12,756

Philippe Santi, Executive Vice President and Chief Financial Officer, Interparfums SA	-0-	-0-	-0-	-0-

Frédéric Garcia-Pelayo, Executive Vice President and Chief Operating Officer, Interparfums SA	-0-	9,213	-0-	9,213

Plan Based Awards

The following table sets certain information relating to each grant of an award made by our company to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Grants of Plan-Based Awards

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Closing
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Awards ($/Sh)	Price ($/Sh)
Jean Madar*	12/31/18	-0-	-0-	-0-	-0-	-0-	-0-	-0-	25,000	65.25	65.57
Russell Greenberg	12/31/18	-0-	-0-	-0-	-0-	-0-	-0-	-0-	25,000	65.25	65.57
Philippe Benacin*	12/31/18	-0-	-0-	-0-	-0-	-0-	-0-	-0-	25,000	65.25	65.57
Philippe Santi	12/31/18	-0-	-0-	-0-	-0-	-0-	-0-	-0-	10,000	65.25	65.57
Frédéric Garcia-Pelayo	12/31/18	-0-	-0-	-0-	-0-	-0-	-0-	-0-	10,000	65.25	65.57

*	Options were granted to the personal holding companies of Messrs. Madar and Benacin, as each of Messrs. Madar and Benacin own 99.99% of their respective personal holding companies.

Options

As discussed above, we typically grant nonqualified stock options with a term of 6 years that vest ratably of a 5-year period on a cumulative basis, so that the option will become fully exercisable at the beginning of the sixth year from the date of grant.

We believe that the vesting period of these options serves a dual purpose: 1. executives will not receive any benefit if they leave prior to such portion of the option vesting; and 2. having a vesting period matches the service period with the potential benefits of the option.

Under our company’s stock option plans, the exercise price is determined by the average of the high and low price on the date of grant, not the closing price as reported by The Nasdaq Stock Market.

We also note that the Summary Compensation Table does not include income realized by the named executive officers as the result of the exercise of stock options, but rather reflects the dollar amount recognized for financial statement reporting purposes for options granted in accordance with ASC topic 718-20. However, value realized as the result of stock option exercises is set forth in the table entitled “Option Exercises and Stock Vested”.

Interparfums SA Stock Compensation Plan.

No options were granted by Interparfums SA to the executive officers of our company listed in the Summary Compensation Table during the past fiscal year.

Interparfums SA Stock Grant Plans

2016 Plan - In September 2016, Interparfums SA approved a plan to grant an aggregate of 15,100 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, will be distributed in September 2019 so long as the individual is employed by Interparfums SA at the time, and in the case of officers and managers, only to the extent that the performance conditions have been met. Once distributed, the shares will be unrestricted and the employees will be permitted to trade their shares. Under this plan in September 2019, Mr. Benacin is estimated to receive 3,000 shares of Interparfums SA stock, and Messrs. Santi and Garcia are estimated to receive 7,000 shares each, all subject to adjustment for stock splits.

The fair value of the grant of €18.56 per share (approximately $22.00 per share) has been determined based on the quoted stock price of Interparfums SA shares as reported by the NYSE Euronext on the date of grant. The estimated number of shares to be distributed of 157,840 has been determined taking into account employee turnover and has been adjusted for stock splits. The aggregate cost of the grant of approximately $3.4 million is being recognized as compensation cost by Interparfums SA on a straight-line basis over the requisite three year service period. For the years ended December 31, 2018, 2017 and 2016, $1.1 million, $1.2 million and $0.4 million, respectively, of compensation cost has been recognized.

A similar incentive plan was established by Interparfums SA for certain employees of Interparfums Luxury Brands, Inc. (“IPLB”), Interparfums Singapore (“IP Singapore”) and Inter Parfums, Inc. has been implemented. The proposed incentive plan would not provide shares but rather, would give a cash payment or bonus (“incentive” or “award”) that mirrors the shares that Interparfums SA employees will receive. An aggregate of 47,900 “phantom” shares have been awarded with Mr. Greenberg being awarded 1,500 of such “phantom” shares.

2019 Plan - As of December 31, 2018, Interparfums SA approved an additional plan to grant an aggregate of 26,600 shares of its stock to employees with no performance condition requirement, and an aggregate of 133,000 shares to officers and managers, subject to certain corporate performance conditions. The shares, subject to adjustment for stock splits, will be distributed in June 2022 and will follow the same guidelines as the September 2016 plan. Under this plan in June 2022, Mr. Benacin, Madar, Garcia Pelayo and Santi are estimated to receive 4,000 shares each, all subject to adjustment for stock splits.

The fair value of the grant of €29.84 per share (approximately $34.00 per share) has been determined based on the quoted stock price of Interparfums SA shares as reported by the NYSE Euronext on the date of grant. The estimated number of shares to be distributed of 142,842 has been determined taking into account employee turnover. The aggregate cost of the grant of approximately $4.9 million will be recognized as compensation cost by Interparfums SA on a straight-line basis over the requisite 3.5 year service period starting January 1, 2019.

Interparfums SA Profit Sharing Plan

As required by French law, Inter Parfums, SA maintains its own profit sharing plan for all French employees who have completed three months of service, including executive officers of our European operations other than Mr. Benacin, the Chief Executive Officer of Inter Parfums, SA. Benefits are calculated based upon a percentage of taxable income of Interparfums SA and allocated to employees based upon salary. The maximum amount payable per year per employee is €28,050, or approximately $33,130.

Calculation of total annual benefits contribution is made according to the following formula:

67% of (Interparfums SA net income, less 2.5% of shareholders equity without net income for the year) times a fraction, the numerator of which is wages, and the denominator of which is net income before tax + wages + taxes (other than income tax) + valuation allowances + amortization expenses + interest expenses.

Contribution to individual employees is then made pro rata based upon their individual salaries for the year.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information relating to outstanding equity awards of our Company held by the executive officers listed in the Summary Compensation Table as of December 31, 2018.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Jean Madar	19,000		-0-		-0-	35.75	12/30/19
	15,200		3,800		-0-	27.795	12/30/20
	11,400		7,600		-0-	23.605	12/30/21
	7,600		11,400		-0-	32.825	12/29/22
	5,000	(2)	20,000	(2)	-0-	43.80	12/28/23
	-0-		25,000	(2)	-0-	65.25	12/30/24

Russell Greenberg	23,941		-0-		-0-	35.75	12/30/19
	20,000		5,000		-0-	27.795	12/30/20
	15,000		10,000		-0-	23.605	12/30/21
	10,000		15,000		-0-	32.825	12/29/22
	5,000		20,000		-0-	43.80	12/28/23
	-0-		25,000		-0-	65.25	12/30/24

Philippe Benacin	19,000		-0-		-0-	35.75	12/30/19
	15,200		3,800		-0-	27.795	12/30/20
	11,400		7,600		-0-	23.605	12/30/21
	7,600		11,400		-0-	32.825	12/29/22
	5,000	(2)	20,000	(2)	-0-	43.80	12/28/23
	-0-		25,000	(2)	-0-	65.25	12/30/24

Philippe Santi	1,000		-0-		-0-	35.75	12/30/19
	1,000		1,000		-0-	27.795	12/30/20
	-0-		400		-0-	25.821	1/27/2021
	1,200		2,400		-0-	23.605	12/30/21
	1,200		3,600		-0-	32.825	12/29/22
	1,200		4,800		-0-	43.80	12/28/23
	-0-		4,000		-0-	46.903	1/19/24
	-0-		10,000		-0-	65.25	12/30/24

Frédéric Garcia-Pelayo	1,000		-0-		-0-	35.75	12/30/19
	1,000		1,000		-0-	27.795	12/30/20
	-0-		400		-0-	25.821	1/27/2021
	1,200		2,400		-0-	23.605	12/30/21
	1,200		3,600		-0-	32.825	12/29/22
	1,200		4,800		-0-	43.80	12/28/23
	-0-		4,000		-0-	46.903	1/19/24
	-0-		10,000		-0-	65.25	12/30/24

1	All options expire 6 years from the date of grant, and vest 20% each year commencing one year after the date of grant.
2	Options are held in the name of personal holding company.

The following table sets certain information relating to outstanding equity awards granted by Interparfums SA, our majority-owned French subsidiary which has its shares traded on the NYSE Euronext, held by the executive officers of our company listed in the Summary Compensation Table as of the end of the past fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OF INTERPARFUMS SA

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)(2)
Jean Madar	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	NA

Russell Greenberg	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	NA

Philippe Benacin	-0-	-0-	-0-	-0-	N/A	-0-	-0-	3,000	115,931

Philippe Santi	-0-	-0-	-0-	-0-	N/A	-0-	-0-	7,000	270,506

Frédéric Garcia-Pelayo	-0-	-0-	-0-	-0-	N/A	-0-	-0-	7,000	270,506

1	Estimated number of shares are to be issued only to the extent that the performance conditions have been met.

Option Exercises and Stock Vested

The following table sets forth certain information relating to each option exercise affected during the past fiscal year, and each vesting of stock, including restricted stock, restricted stock units and similar instruments of our company during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)[1]	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)
Jean Madar	19,000	828,710	-0-	-0-

Russell Greenberg	26,059	772,821	-0-	-0-

Philippe Benacin	19,000	838,365	-0-	-0-

Philippe Santi	13,200	321,963	-0-	-0-

Frédéric Garcia-Pelayo	15,000	369,942	-0-	-0-

[1]	Total value realized on exercise of options in dollars is based upon the difference between the fair market value of the common stock on the date of exercise, and the exercise price of the option.

Regarding Interparfums SA, our majority-owned French subsidiary which has its shares traded on the Euronext, no options were exercised during the past fiscal year, and there was no vesting of stock, including restricted stock, restricted stock units and similar instruments during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

Pension Benefits

The following table sets forth certain information relating to payment of benefits in connection with retirement plans during the past fiscal year, for the executive officers of our company listed in the Summary Compensation Table.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Jean Madar	NA	NA	-0-		-0-
Russell Greenberg	NA	NA	-0-		-0-
Philippe Benacin	Inter Parfums SA Pension Plan	NA	300,000		20,646
Philippe Santi	Inter Parfums SA Pension Plan	NA	509,000	*	20,646
Frédéric Garcia-Pelayo	Inter Parfums SA Pension Plan	NA	300,000		20,646

*	Includes contributions made individually by Mr. Santi.

Interparfums SA maintains a pension plan for all of its employees, including all executive officers. The calculation of commitments for severance benefits involves estimating the probable present value of projected benefit obligations. This projected benefit obligations is then prorated to take into account seniority of the employees of Interparfums SA on the calculation date.

In calculating benefits, the following assumptions were applied:

- voluntary retirement at age 65;

- a rate of 45% for employer payroll contributions for all employees;

- a 4% average annual salary increase;

- an annual rate of turnover for all employees under 55 years of age and nil above;

- the TH 00-02 mortality table for men and the TF 00-02 mortality table for women;

- a discount rate of 2.0%.

The normal retirement age is 65 years, but employees, including Messrs. Benacin, Santi and Garcia-Pelayo, can collect reduced benefits if they retire at age 62.

Nonqualified Deferred Compensation

We do not maintain any nonqualified deferred compensation plans.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our mean employee and the annual total compensation of Mr. Jean Madar, Chief Executive Officer (the “CEO”):

For 2018, our last completed fiscal year:

Our median employee’s compensation was $60,809.

Our Chief Executive Officer’s total 2018 compensation was $994,638 as reported in the Summary Compensation Table on page 22.

Accordingly, our 2018 CEO to Median Employee Pay Ratio was 16.36 to 1.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records. We identified our median employee using our total employee population as of December 31, 2018 by applying a consistently applied compensation measure across our global employee population. For our consistently applied compensation measure, we used all compensation, including actual base salary, bonuses, commissions, and any overtime paid during the 12-month period ending December 31, 2018. We did not use any material estimates, assumptions, adjustments or statistical sampling to determine the worldwide median employee.

The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment and Consulting Agreements

As part of our acquisition in 1991 of the controlling interest in Interparfums SA, now a subsidiary, we entered into an employment agreement with Philippe Benacin. The agreement provides that Mr. Benacin will be employed as Vice Chairman of the Board and President and Chief Executive Officer of Inter Parfums Holdings and its subsidiary, Interparfums SA. The initial term expired on September 2, 1992, and has subsequently been automatically renewed for additional annual periods. The agreement provides for automatic annual renewal terms, unless either party terminates the agreement upon 120 days’ notice. For 2019, Mr. Benacin presently receives an annual salary of €456,000 (approximately $539,000), and automobile expenses of €10,800 (approximately $13,000), which are subject to increase in the discretion of the board of directors. The agreement also provides for indemnification and a covenant not to compete for one year after termination of employment.

In 2014, we entered into a consulting agreement with Mr. Benacin’s holding company, Philippe Benacin Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Benacin and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Benacin ceases to be the President of our company. For 2015 through 2018, Mr. Benacin’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Benacin in his capacity as President. This consulting agreement has been renewed at $250,000 for 2019. In addition, in December 2017 and again in December 2018, we granted options to purchase 25,000 shares for the benefit of Mr. Benacin, which was increased from the 19,000 share grants that had been made in each of the past several years, and were granted to his personal holding company instead of Mr. Benacin directly.

In 2013, we enter into a consulting agreement with Mr. Madar’s holding company, Jean Madar Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Madar and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Madar ceases to be the Chief Executive Officer of our company. For 2015 through 2017, Mr. Madar’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar in 2018 was reduced by $220,000 from $380,000 to $160,000, while payments to his holding company were increased by the like amount of $220,000, from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar paid to him and his personal holding company remained unchanged at $630,000. This consulting agreement has been renewed at $470,000 for 2019. In addition, in December 2017 and again in December 2018, we granted options to purchase 25,000 shares for the benefit of Mr. Madar, which was increased from the 19,000 share grants that had been made in each of the past several years, and were granted to his personal holding company instead of Mr. Madar directly.

Compensation of Directors

The following table sets forth certain information relating to the compensation for each of our directors who is not an executive officer of our Company named in the Summary Compensation Table for the past fiscal year.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)[1]	Total ($)
Francois Heilbronn[2]	21,000	-0-	10,579	-0-	-0-	27,633	59,212
Robert Bensoussan[3]	15,000	-0-	10,579	-0-	-0-	29,040	54,619
Patrick Choël[4]	21,000	-0-	10,579	-0-	-0-	43,905	75,484
Michel Dyens[5]	15,000	-0-	10,579	-0-	-0-	-0-	25,579
Veronique Gabai-Pinsky[6]	21,000	-0-	-0-	-0-	-0-	-0-	21,000
Gilbert Harrison[7]	12,500	-0-	21,524	-0-	-0-	-0-	34,024

1.	Represents gain from exercise of stock options.
2.	As of the end of the last fiscal year, Mr. Heilbronn held options to purchase an aggregate of 4,000 shares of our common stock.
3.	As of the end of the last fiscal year, Mr. Bensoussan held options to purchase an aggregate of 4,000 shares of our common stock.
4.	As of the end of the last fiscal year, Mr. Choël held options to purchase an aggregate of 2,500 shares of our common stock.
5.	As of the end of the last fiscal year, Mr. Dyens held options to purchase an aggregate of 5,000 shares of our common stock.
6.	As of the end of the last fiscal year, Ms. Gabai-Pinsky held options to purchase an aggregate of 2,000 shares of our common stock.
7.	As of the end of the last fiscal year, Mr. Harrison held options to purchase an aggregate of 2,000 shares of our common stock.

For 2018, all nonemployee directors received $5,000 for each board meeting at which they participate in person, and $2,500 for each meeting held by conference telephone. In addition, the annual fee for each member of the audit committee is $6,000.

We maintain stock option plans for our nonemployee directors. The purpose of these plans is to assist us in attracting and retaining key directors who are responsible for continuing the growth and success of our company. Under such plans, options to purchase 1,000 shares are granted on each February 1st to all nonemployee directors for as long as each is a nonemployee director on such date. In proposal number 3, we are asking our shareholders to approve an increase in the options to purchase our common stock that are granted on each February 1st to all nonemployee directors from 1,000 to 1,500 shares. However, if a nonemployee director does not attend certain of the board meetings, then such option grants are reduced according to a schedule. In addition, options to purchase 2,000 shares are granted to each nonemployee director upon his or her initial election or appointment to our board, but if such option is granted within six months of the next February 1 automatic grant, then such nonemployee director would not be eligible to receive that February 1 grant.

On February 1, 2019, options to purchase 1,000 shares were granted to each of our outside directors, Francois Heilbronn, Robert Bensoussan, Patrick Choël, Michel Dyens Veronique Gabai-Pinsky and Gilbert Harrison, all at the exercise price of $66.46 per share under the 2016 plan. All of such options were granted at the fair market value and vest ratably over a 4 year period.

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	776,171	41.33	744,215
Equity compensation plans not approved by security holders	-0-	N/A	-0-
Total	776,171	41.33	744,215

Certain Relationships and Related Transactions

Transactions with European Subsidiaries

We have guaranteed the obligations of our majority-owned, French subsidiary, Interparfums SA under our former Burberry license and our Paul Smith license agreement. We also provide (or had provided on our behalf) certain financial, accounting and legal services for Interparfums SA, and during 2018, 2017 and 2016 fees for such services were $214,513, $233,625 and $214,112, respectively. In 2017, Inter Parfums USA, LLC, a United States subsidiary, renewed a license agreement for five years that was initially signed in 2012 on the same terms with Interparfums Suisse (SARL), a Swiss subsidiary of Interparfums SA, for the right to sell amenities under the Lanvin brand name to luxury hotels, cruise lines and airlines in return for royalty payments as are customary in our industry.

During 2018, Interparfums SA, an indirect majority-owned subsidiary of the Company, loaned the Company $10 million. This loan is repayable in ten (10) equal monthly payments of $1,000,000 of principal plus accrued interest at 2% per annum, with the first payment due on May 31, 2019 and the last payment due on February 28, 2020.

Consulting Agreements

In 2014, we entered into a consulting agreement with Mr. Benacin’s holding company, Philippe Benacin Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Benacin and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Benacin ceases to be the President of our company. For 2015 through 2018, Mr. Benacin’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Benacin in his capacity as President. This consulting agreement has been renewed at $250,000 for 2019. In addition, in December 2017 and again in December 2018, we granted options to purchase 25,000 shares for the benefit of Mr. Benacin, which was increased from the 19,000 share grants that had been made in each of the past several years, and were granted to his personal holding company instead of Mr. Benacin directly.

In 2013, we enter into a consulting agreement with Mr. Madar’s holding company, Jean Madar Holding SAS, which provides for review on an annual basis of the amount of compensation payable to such company. The agreement also provides for indemnification for Mr. Madar and his holding company and a covenant not to compete for one year after termination of the agreement. The agreement was for one year, with automatic one year renewals unless either party terminates on 120 days’ notice or Mr. Madar ceases to be the Chief Executive Officer of our company. For 2015 through 2017, Mr. Madar’s personal holding company received $250,000 each year for services rendered outside of the United States by Mr. Madar in his capacity as Chief Executive Officer. For 2018, as the result of Mr. Madar spending more time outside of the United States, we changed the allocation of cash compensation paid to Mr. Madar personally and to his holding company, but not the aggregate amount. The amount of salary paid to Mr. Madar in 2018 was reduced by $220,000 from $380,000 to $160,000, while payments to his holding company were increased by the like amount of $220,000, from $250,000 to $470,000. Therefore, for 2018 total cash compensation for Mr. Madar paid to him and his personal holding company remained unchanged at $630,000. This consulting agreement has been renewed at $470,000 for 2019. In addition, in December 2017 and again in December 2018, we granted options to purchase 25,000 shares for the benefit of Mr. Madar, which was increased from the 19,000 share grants that had been made in each of the past several years, and were granted to his personal holding company instead of Mr. Madar directly.

Procedures for Approval of Related Person Transactions

Transactions between related persons, such as between an executive officer or director and our company, or any company or person controlled by such officer or director, are required to be approved by our Audit Committee of our board of directors. Our Audit Committee Charter contains such explicit authority, as required by the applicable rules of The Nasdaq Stock Market.

AUDIT COMMITTEE REPORT

The Audit Committee has the sole authority and is directly responsible for, the appointment, compensation and oversight of the work of the independent accountants employed by our company which prepare or issue an audit report for our company. During 2018 the members of such committee consisted of François Heilbronn, Patrick and Veronique Gabai-Pinsky.

The Company does not have an “audit committee financial expert” within the definition of the applicable Securities and Exchange Commission rules. First, finding qualified nominees to serve as a director of a public company without substantial financial resources has been challenging. Second, despite the applicable Securities and Exchange Commission rule which states that being named as the audit committee financial expert does not impose any greater duty, obligation or liability, the Company has been met with resistance from both present and former directors to being named as such primarily due to potential additional personal liability.

However, as the result of the background, education and experience of the members of the Audit Committee, our board of directors believes that such committee members are fully qualified to fulfill their obligations as members of the Audit Committee.

Management is responsible for our company’s internal controls and our financial reporting process. The independent registered public accounting firm we employ, Mazars USA LLP, is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon, as well as, issuing its report on its audit of our management’s assessment of our internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes.

In this context, the Audit Committee has met and held discussions with management and our independent registered public accounting firm. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. In addition, Mazars USA LLP discussed with the Audit Committee the results of its audit on management’s assessment of internal controls over financial reporting. The Audit Committee has also discussed with Mazars USA LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the Securities and Exchange Commission.

Mazars USA LLP also provided to the Audit Committee the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Mazars USA LLP that firm’s independence.

Based upon the Audit Committee’s discussions with management and Mazars USA LLP and the Audit Committee’s review of the representations of management and the report of Mazars USA LLP to the Audit Committee, the Audit Committee recommended that our board of directors include the audited consolidated financial statements and management’s report on internal control over financial reporting, together with the attestation report of Mazars USA LLP in our Annual Report on Form 10-K for the year ended December 31, 2018 filed with the Securities and Exchange Commission and its proxy statement for the next annual meeting of shareholders.

François Heilbronn, Chairman,

Patrick Choël

Veronique Gabai-Pinsky

Independent Accountants

General

We are not submitting the selection of auditors to a vote of our shareholders’ as shareholder approval is not required under Delaware law. A representative of Mazars USA LLP is not expected to be present at the annual meeting.

Fees

The following sets forth the fees billed to us by Mazars USA LLP (formerly WeiserMazars LLP), as well as discusses the services provided for the past two fiscal years, fiscal years ended December 31, 2018 and December 31, 2017.

Audit Fees

Fees billed by Mazars USA LLP and its affiliate, Mazars S.A. for audit services and review of the financial statements contained in our Quarterly Reports on Form 10-Q were $1.3 million and $1.0 million for 2018 and 2017, respectively.

Audit-Related Fees

Mazars USA LLP did not bill us for any audit-related services during both 2018 and 2017.

Tax Fees

Mazars USA LLP billed us $30,000 and $28,000 for tax services during 2018 and 2017, respectively.

All Other Fees

Mazars USA LLP did not bill us for any other services during 2018 or 2017.

Audit Committee Pre Approval Policies and Procedures

The Audit Committee has the sole authority for the appointment, compensation and oversight of the work of our independent accountants, who prepare or issue an audit report for us.

During the first quarter of 2018, the audit committee authorized the following non-audit services to be performed by Mazars USA LLP.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation in the ordinary course of business for fiscal year ended December 31, 2018.

●	We authorized the engagement of Mazars USA LLP if deemed necessary to provide tax consultation as may be required on a project by project basis that would not be considered in the ordinary course of business, of up to a $5,000 fee limit per project, subject to an aggregate fee limit of $25,000 for fiscal year ended December 31, 2018. If we require further tax services from Mazars USA LLP, then the approval of the audit committee must be obtained.

●	If we require other services by Mazars USA LLP on an expedited basis such that obtaining pre-approval of the audit committee is not practicable, then the Chairman of the Committee has authority to grant the required pre-approvals for all such services.

●	We imposed a cap of $100,000 on the fees that Mazars USA LLP can charge for services on an expedited basis that are approved by the Chairman without obtaining full audit committee approval.

●	None of the non-audit services of either of the Company’s auditors had the pre-approval requirement waived in accordance with Rule 2-01(c)(7)(i)(C) of Regulation S-X.

In the first quarter of 2019, the audit committee authorized the same non-audit services to be performed by Mazars USA LLP during 2019 as disclosed above.

PROPOSAL NO. 2:

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

In accordance to the proxy rules under the Securities Exchange Act of 1934 (“Exchange Act”) and as required by the Dodd-Frank Act, we are required to provide our shareholders with an advisory resolution to approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative disclosure. This proposal, commonly known as a “say-on-pay” proposal, gives shareholders the opportunity to endorse or not endorse our executive compensation as described in this proxy statement. The Compensation Committee has developed an executive compensation program designed to pay for performance and to align the long-term interests of our named executive officers with the long-term interests of our shareholders. We are asking our shareholders to indicate their support for the compensation paid to our named executive officers by voting “FOR” the following resolution:

“RESOLVED, that the compensation paid to Inter Parfums, Inc.’s named executive officers, as disclosed in accordance with the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and related narrative disclosure included in this proxy statement, is hereby APPROVED.”

As provided by the Dodd-Frank Act, this vote will not be binding on the Board of Directors or the Compensation Committee and may not be construed as overruling a decision by the Board of Directors or the Compensation Committee nor imply any additional fiduciary duty on the Board of Directors. Further, it will not affect any compensation paid or awarded to any executive officer. Our Board of Directors and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation arrangements. The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives crucial to our long-term success and enhancement of shareholder value.

Our Board of Directors recommends that shareholders vote “for” the approval of the vote for the advisory resolution to approve executive compensation as described in the compensation discussion and analysis and the accompanying compensation tables and narrative disclosure in this proxy statement.

PROPOSAL NO. 3:

PROPOSAL TO ADOPT AN AMENDMENT TO

OUR 2016 STOCK OPTION PLAN

General

On June 28, 2016, our board of directors adopted the 2016 Stock Option Plan (the “2016 Option Plan”), which was approved of our shareholders at the 2016 Annual Meeting. We are asking our shareholders to approve an amendment to the 2016 Option Plan to increase the number of shares issuable upon exercise of the options to be granted solely to nonemployee directors annually on each February 1 from 1,000 shares to 1,500 shares. If passed, then first grant under this amendment will be effective prospectively on February 1, 2020.

The purpose of the amendment to the 2016 Option Plan is to aid us in attracting and retaining directors and to secure for us the benefits of the incentive inherent in equity ownership by such persons who are responsible for our continuing growth and success. Accordingly, our board of directors unanimously recommends that shareholders approve this amendment to the 2016 Option Plan.

We presently have two other stock option plans, one for key employees, officers, directors and consultants (the “Amended 2004 Stock Option Plan”) and one for our non-employee directors (the “Amended 2004 Nonemployee Director Plan”), and we have combined the provisions from both of the Amended 2004 Stock Option Plan and Amended 2004 Nonemployee Director Plan into the 2016 Option Plan. No additional options are being granted under either the Amended 2004 Stock Option Plan or the Amended 2004 Nonemployee Director Plan.

Summary of the 2016 Option Plan

The following is a summary of the 2016 Option Plan, which is qualified in its entirety by the specific language of the 2016 Option Plan, as amended by this proposal,, a copy of which is annexed hereto as Exhibit A.

Under the 2016 Option Plan, “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, may be granted to key employees, including officers and directors who are employees, and nonqualified stock options and/or stock appreciation rights (“SARs”) may be granted to key employees, officers, directors and consultants, of the company and its present and future subsidiaries to purchase shares of our common stock. Nonemployee directors are only eligible to receive grants of nonqualified stock options

Shares Subject to the 2016 Option Plan

The maximum number of shares as to which options may be granted under the 2016 Option Plan is 1,000,000 shares of common stock, which is subject to adjustment as described below. Upon expiration, cancellation or termination of unexercised options, the shares with respect to which such options shall have been granted will again be available for grant under the 2016 Option Plan.

Administration

The 2016 Option Plan provides that it is administered by our board of directors, or if appointed, by a stock committee of the board consisting of at least two (2) nonemployee members of our board of directors, none of whom is eligible to participate under the 2016 Option Plan, other than to receive automatic grants of non-qualified stock options without any discretion, as discussed below. A committee of our board of directors consisting of nonemployee, independent directors, Messrs. Francois Heilbronn, Jean Levy and Patrick Choël, presently administers the 2016 Option Plan.

Grants of Options

The committee has the authority under the 2016 Option Plan to determine the terms of options and/or SARs granted under the 2016 Option Plan, including, among other things, whether an option shall be an incentive or a nonqualified stock option, the individuals who shall receive them, whether an SAR shall be granted separately, in tandem with or in addition to options, the number of shares to be subject to each option and/or SAR, the date or dates each option or SAR shall become exercisable and the exercise price or base price of each option and SAR; provided, however, that the exercise price of an incentive stock option may not be less than 100% of the fair market value of the Common stock on the date of grant and not less than 110% of the fair market value in the case of an optionee who at the time of grant owns more than 10% of the total combined voting power of the company, or of any subsidiary or parent of the company.

The committee may grant performance based options or SARs intended to constitute performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code. Section 4(b) of the 2016 Option Plan provides that in any year, our chief executive officer or any of the four most highly compensated executive officers may not be granted performance options or SAR’s covering a total of more than 150,000 shares of our common stock, subject to adjustment in the event of a stock dividend, stock split or the like.

In addition the 2016 Option Plan provides that our Chief Executive Officer has the right to authorize option and SAR grants to employees and consultants who are not executive officers or directors.

Nonemployee directors are not be eligible to receive a stock option or SAR grant in the discretion of the committee, but rather will receive automatic grants as discussed below. For all options to be granted to nonemployee directors, the exercise price of the shares of our common stock will have an exercise price equal to one hundred percent (100%) of the fair market value of our common stock on the date of grant.

Terms and Conditions of Options

The options and SARs to be granted under the 2016 Option Plan to eligible persons other than nonemployee directors will be subject to, among other things, the following terms and conditions:

●	Options and SARs may be granted for terms determined by the committee, provided, however, that the term of an incentive stock option may not exceed ten (10) years, and in the case of an optionee who at the time of grant owns more than ten percent (10%) of the combined voting power of our company, or of any subsidiary or parent of our company, the term of an incentive option may not exceed five (5) years.

●	Options are payable in full upon exercise or, in the discretion of the committee, installments. Payment of the exercise price of an option may be made, in the discretion of the committee, in cash, in shares of common stock or any combination thereof.

●	Options and SARs may not be transferred other than by will or by the laws of descent and distribution, and may be exercised during the employee’s lifetime only by him or her.

●	If the employment of the holder of an incentive option is terminated for any reason other than death or a permanent and total disability, then the incentive option may be exercised, to the extent exercisable by the holder at the time of termination of employment, within three (3) months thereafter, but in no event after expiration of the term of the incentive option. However, if such employment was terminated either for cause or without our consent, then such option shall terminate immediately. All nonqualified stock options or SARs granted shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR for any reason other than the death or permanent and total disability of such holder.

●	Except with regard to options held by nonemployee directors, if an option holder dies while he is associated with the Company, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), then the remaining unexercised portion of the option or SAR may be exercised in whole or in part by such person personal representative or beneficiaries, at any time within one (1) year after death, but not after the expiration of the term of the option or SAR. All vesting requirements lapse for such deceased option holder and the option or SAR is fully exercisable.

●	Except with regard to options held by nonemployee directors, any option holder whose association with the Company has terminated by reason of a permanent disability may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but not after the expiration of the term of the option or SAR.

●	For options held by nonemployee directors, in the case of the death or permanent disability while associated with the Company (or death within three (3) months after termination of association), his or her legal representative or beneficiaries may exercise the option within twelve (12) months after the date of such death or disability, but not after the expiration of the term of the option. All vesting requirements lapse for such nonemployee director and the option is fully exercisable.

●	The holder is required to pay to us the amount which we determine is necessary to meet our obligation to withhold federal, state and local taxes incurred by reason of the exercise of a nonqualified stock option or the disqualifying disposition of shares acquired upon the exercise of an incentive stock option.

Options Grants To Nonemployee Directors

Nonemployee directors are not be eligible to receive a stock option or SAR grant in the discretion of the committee, but rather will receive automatic grants as discussed below. In lieu of such discretionary grants, each nonemployee director will receive the following option grants:

●	Each individual who becomes a nonemployee director will automatically be granted an option to purchase 2,000 shares of our common stock on the date of his initial election or appointment to our board of directors.

●	Each nonemployee director currently is granted an option to purchase 1,000 shares of our common stock commencing on February 1st, and each succeeding February 1st throughout the term of this 2016 Option Plan for so long as such person is a nonemployee director. We are asking our shareholders to approve an amendment to the 2016 Option Plan to increase the number of shares issuable upon exercise of the option granted solely to nonemployee directors annually on each February 1 from 1,000 shares to 1,500 shares. If passed, then this amendment will be effective prospectively beginning on February 1, 2020.

●	However, a nonemployee director will not be granted an option on such February 1st grant date if such nonemployee director was added to our board of directors within six (6) months prior to such February 1st grant date.

●	Also, if a nonemployee director did not attend one of the two in-person board meetings that are usually held the prior June-July and December-January, then the option to be granted on the following February 1 under this 2016 Option Plan would be reduced by 50%; and if such nonemployee director did not attend both of such meetings, then such nonemployee director would not receive any option grant on the following February 1.

●	All options to be granted under the 2016 Option Plan to nonemployee directors will vest and become exercisable to purchase shares of our common stock as follows: 25% one year after the date of grant, and then 25% on each of the second, third and fourth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the fourth year from the date of grant.

Option Contracts

Each option and/or SAR will be evidenced by a written contract between our company and the person receiving the grant. Such contract may provide, among other things, that (a) the holder agrees to remain in our employ or association with a subsidiary, at our election, for the later of (i) the period of time determined by the committee at or before the time of grant or (ii) the date to which he is then contractually obligated to remain associated with our company or a subsidiary, and (c) the option holder will notify us of any disqualifying disposition of shares acquired pursuant to the exercise of an incentive stock option and pay any required withholding or other tax.

Adjustment in Event of Capital Changes

Appropriate adjustments shall be made in the number and kind of shares available under the 2016 Option Plan, in the number and kind of shares subject to each outstanding option and SAR and in the exercise prices and base prices thereof in the event of any change in our common stock by reason of any stock dividend, recapitalization, merger, consolidation, reorganization, split-up, combination or exchange of shares or the like.

Duration and Amendment of the 2016 Option Plan

Under the 2016 Option Plan, no option may be granted pursuant to the 2016 Option Plan after June 27, 2026.

Our board of directors may at any time terminate or amend the 2016 Option Plan; provided, however, that without the approval of our shareholders, no amendment may be made which would (a) increase the maximum number of shares available for the grant of options (except the anti-dilution adjustments described above), (b) otherwise materially increase the benefits accruing to participants under the 2016 Option Plan or (c) change the eligibility requirements for eligible persons who may receive options.

Federal Income Tax Treatment

The following is a general summary of the federal income tax consequences under current tax law of incentive stock options, nonqualified stock options and SARs. It does not purport to cover all of the special rules, including special rules relating to option holders subject to Section 16(b) of the Securities Exchange Act of 1934, and the exercise of an option with previously-acquired shares, or the state or local income or other tax consequences inherent in the ownership and exercise of stock options and the ownership and disposition of the underlying shares.

An option holder will not recognize taxable income for federal income tax purposes upon the grant of an incentive stock option, a nonqualified stock option or an SAR with an exercise price at the fair market value on the date of grant, or 110% of the fair market value for certain incentive stock options.

In the case of an incentive stock option, no taxable income is recognized upon exercise of the option. If the optionee disposes of the shares acquired pursuant to the exercise of an incentive stock option more than two (2) years after the date of grant and more than one (1) year after the transfer of the shares to him or her, the optionee will recognize long-term capital gain or loss and we will not be entitled to a deduction. However, if the optionee disposes of such shares within the required holding period, a portion of his or her gain will be treated as ordinary income and we will generally be entitled to deduct such amount.

Upon the exercise of a nonqualified stock option, the optionee recognizes ordinary income in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date of exercise over the exercise price thereof, and we generally are entitled to a deduction for such amount of the date of exercise so long as we properly withhold income taxes thereon. If the optionee later sells shares acquired pursuant to the nonqualified stock option, he or she will recognize long-term or short-term capital gain or loss.

In the case of an SAR, the optionee recognizes ordinary income and we may deduct an amount equal to the excess, if any, of the fair market value of the shares of Common Stock on the exercise date over the base price thereof.

Long term capital gains are generally taxed at substantially lower marginal rates, as compared to ordinary income, while short term capital gains are generally taxed at ordinary income marginal rates.

In addition to the federal income tax consequences described above, an option holder may be subject to the alternative minimum tax, which is payable to the extent it exceeds the option holder’s regular tax. For this purpose, upon the exercise of an incentive stock option, the excess of the fair market value of the shares over the exercise price therefor is a tax preference item. In addition, the option holder’s basis in such shares is increased by such amount for purposes of computing the gain or loss on the disposition of the shares for alternative minimum tax purposes. If an option holder is required to pay an alternative minimum tax, then the amount of such tax which is attributable to deferral preferences (including the incentive stock option preference) is allowed as a credit against the option holder’s regular tax liability in subsequent years. To the extent the credit is not used, it is carried forward.

Certain Limitations on Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a publicly held corporation a deduction for compensation in excess of $1 million per year paid to the chief executive officer or any of the four most highly compensated executive officers (other than the chief executive officer). Accordingly, the deduction limitation of Section 162(m) of the Internal Revenue Code applies to all grants under the 2016 Option Plan. However, an exception to the deduction limitation of Section 162(m) applies to certain performance-based compensation. We believe that options and SARs granted under the 2016 Option Plan should qualify for the performance-based compensation exception to Section 162(m) of the Internal Revenue Code.

All Option Plan Grants, Benefits And Additional Information

The following table sets forth certain information as of the end of our last fiscal year regarding all equity compensation plans that provide for the award of equity securities or the grant of options, warrants or rights to purchase our equity securities.

Equity Compensation Plan Information

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	776,171	41.33	744,215
Equity compensation plans not approved by security holders	-0-	NA	-0-
Total	776,171	41.33	744,215

As of July 12, 2019, options to purchase 752,255 shares of common stock are available for future grants under all of our existing stock option plans.

Vote Required and Board of Directors’ Recommendation

The approval of this proposal will require the affirmative vote of a majority of the total number of votes of outstanding shares of our common stock present in person or represented by proxy at this annual meeting and entitled to vote. In determining whether approval of this proposal has received the requisite number of affirmative votes, uninstructed shares are not entitled to vote on this matter and therefore broker non-votes do not affect the outcome. Abstentions have the effect of negative votes. Affiliates of our company informed us that they will vote FOR approval of this proposal. Our board of directors unanimously recommends that shareholders vote for approval of this proposal.

SHAREHOLDERS’ PROPOSALS

Proposals of shareholders intended to be presented at the 2020 annual meeting of shareholders must be received in writing by the Secretary of our company at our principal offices in New York City, by May 15, 2020, in order to be considered for inclusion in our proxy statement relating to that meeting.

If a shareholder intends to make a proposal at the 2020 Annual Meeting, such shareholder must have given timely notice thereof in proper written form to the Secretary of our company, in compliance with Section 8 of Article II of our By-Laws. To be timely, a shareholder’s notice to the Secretary must be delivered to or mailed and received at our principal executive office in New York, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of shareholders i.e., between July14, 2020, and June 14, 2020; however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the shareholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

To be in proper written form, a shareholder’s notice to the Secretary must set forth as to each matter such shareholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of such shareholder, (c) the class or series and number of shares of our capital stock which are owned-beneficially or of record by such shareholder, (d) a description of all arrangements or understandings between such shareholder and any other person or persons (including their names) in connection with the proposal of such business by such shareholder and any material interest of such shareholder in such business and (e) a representation that such shareholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

By Order of our Board of Directors

Michelle Habert, Secretary

Exhibit A

2016 STOCK OPTION PLAN (AS AMENDED1)

OF

INTER PARFUMS, INC.

1. Purposes of The Plan. This stock option plan (the “Plan”) is designed to provide an incentive to key employees, officers, directors and consultants of Inter Parfums, Inc., a Delaware corporation (the “Company”), and its present and future subsidiary corporations, as defined in Paragraph 17 (“Subsidiaries”), and to offer an additional inducement in obtaining the services of such individuals. The Plan provides for the grant of “incentive stock options,” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), nonqualified stock options and stock appreciation rights (“SARs”).

2. Shares Subject To The Plan. The aggregate number of shares of Common Stock, $.001 par value per share, of the Company (“Common Stock”) for which options or SARs may be granted under the Plan shall not exceed 1,000,000, and the Company hereby reserves 50,000 shares of Common Stock to be available solely for issuance to Nonemployee Directors, as hereinafter defined, upon options to be granted under 2016 Option Plan. Such shares may, in the discretion of the Board of Directors, consist either in whole or in part of authorized but unissued shares of Common Stock or shares of Common Stock held in the treasury of the Company. The Company shall at all times during the term of the Plan reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of the Plan. Subject to the provisions of Paragraph 14, any shares subject to an option or SAR which for any reason expire, are canceled or are terminated unexercised (other than those which expire, are canceled or terminated pursuant to the exercise of a tandem SAR or option) shall again become available for the granting of options or SARs under the Plan. The number of shares of Common Stock underlying that portion of an option or SAR which is exercised (regardless of the number of shares actually issued) shall not again become available for grant under the Plan.

3. Administration Of The Plan.

(a) The Plan shall be administered by the Board of Directors, or if appointed, by a committee consisting of not less than two (2) members of the Board of Directors, each of whom shall be a “Nonemployee Director” within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission. (The group administering the plan is referred to as the “Committee”). The failure of any of the Committee members to qualify as a Nonemployee Director shall not otherwise affect the validity of the grant of any option or SAR, or the issuance of shares of Common Stock otherwise validly issued upon exercise of any such option. A majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, and any acts approved in writing by all members without a meeting, shall be the acts of the Committee.

1 As amended September 12, 2019, with deleted text in strikethrough font and new text underlined.

(b) Subject to the express provisions of the Plan, the Committee shall have the authority, in its sole discretion, to determine the individuals who shall receive options and SARS; the times when they shall receive them; whether an option shall be an incentive or a nonqualified stock option; whether an SAR shall be granted separately, in tandem with or in addition to an option; the number of shares to be subject to each option and SAR; the term of each option and SAR; the date each option and SAR shall become exercisable; whether an option or SAR shall be exercisable in whole, in part or in installments, and if in installments, the number of shares to be subject to each installment; whether the installments shall be cumulative, the date each installment shall become exercisable and the term of each installment; whether to accelerate the date of exercise of any installment; whether shares may be issued on exercise of an option as partly paid, and, if so, the dates when future installments of the exercise price shall become due and the amounts of such installments; the exercise price of each option and the base price of each SAR; the form of payment of the exercise price; the form of payment by the Company upon the optionee’s exercise of an SAR; whether to require that the optionee remain in the employ of, or in association with, the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to him; the amount necessary to satisfy the Company’s obligation to withhold taxes; whether to restrict the sale or other disposition of the shares of Common Stock acquired upon the exercise of an option or SAR and to waive any such restriction; to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract (as described in Paragraph 12), including without limitations, contingencies relating to financial objectives (such as, but not limited to, earnings per share, cash flow return, return on investment or growth in sales) for a specified period for the Company, a division, a product line or other category, and/or the period of continued employment of the optionee with the Company or its Subsidiaries, and to determine whether such contingencies have been met; to construe the respective Contracts and the Plan; with the consent of the optionee, to cancel or modify an option or SAR, provided such option or SAR as modified would be permitted to be granted on such date under the terms of the Plan; and to make all other determinations necessary or advisable for administering the Plan. The determinations of the Committee on the matters referred to in this Paragraph 3 shall be conclusive.

(c) Subject to the express provisions of the Plan and solely with respect to employees or consultants of the Company who are not executive officers or directors of the Company, the Committee hereby delegates to the Chief Executive Officer, and to act in place and on behalf of the Committee, the authority to grant nonqualified options and SARs to such employees or consultants; to determine the term of such nonqualified options and SARs; to determine whether an option or SAR shall be exercisable in whole, in part or in installments; to determine whether to require that the optionee remain in the employ of, or association with, the Company or its Subsidiaries for a period of time from and after the date the option or SAR is granted to such person; and to subject the exercise of all or any portion of an option or SAR to the fulfillment of contingencies as specified in the Contract. Any such action by the Chief Executive Officer shall be promptly reduced to writing and provided to the Committee.

(d) With regard to option grants to Nonemployee Directors, the Plan shall be self-executing. However, subject to the express provisions of the Plan, with regard to Nonemployee Directors, the Committee have the power to interpret the Plan; correct any defect, supply any omission or reconcile any inconsistency in the Plan; prescribe, amend and rescind rules and regulations relating to the Plan; and make all other determinations necessary or advisable for the administration of the Plan.

4. Eligibility.

(a) The Committee may, consistent with the purposes of the Plan, grant incentive stock options to key employees (including officers and directors who are employees) and nonqualified stock options and SARs to key employees, officers, directors and consultants of the Company or any of its Subsidiaries from time to time, but not to Nonemployee Directors, who are to receive automatic grants of nonqualified stock options without discretion of the Committee, as hereinafter set forth, within ten (10) years from the date of adoption of the Plan by the Board of Directors, covering such number of shares of Common Stock as the Committee may determine; provided that, the aggregate market value (determined at the time the stock option is granted) of the shares for which any eligible person may be granted incentive stock options under the Plan or any plan of the Company, or of a Parent or a Subsidiary of the Company which are exercisable for the first time by such optionee during any calendar year shall not exceed $100,000. Any option (or portion thereof) granted in excess of such amount shall be treated as a nonqualified stock option.

(b) Notwithstanding any other provision of the Plan, if the Committee determines that at the time a person is granted an option or SAR, such person is then, or is likely to become, a Covered Person (as hereinafter defined), then the Committee may provide that this Section 4(b) is applicable to such grant.

(i) Notwithstanding any provision of this Plan, no person eligible to receive a grant of an option or SAR under this Plan shall be granted options to purchase or an SAR in excess of 150,000 shares of common stock in any one fiscal year. Such 150,000 maximum number shall be appropriately adjusted for stock splits, stock dividends and the like.

(ii) Notwithstanding any provision of this Plan, the exercise price for all options and the base price for all SARs to be granted under the Plan, shall not be less than the Fair Market Value (as hereinafter defined) at the time of grant.

(iii) The term “Covered Person” shall mean a “covered employee” within the meaning of Code Section 162(m)(3) or any successor provision thereto.

(c) Nonemployee Directors shall not be eligible to receive a stock option or SAR grant in the discretion of the Committee. In lieu of such discretionary grants, each Nonemployee Director shall receive the following option grants:

(i) Each individual who becomes a Nonemployee Director, shall on the date of his initial election or appointment to the Board be granted an option to purchase 2,000 shares of Common Stock.

(ii) Each Nonemployee Director shall be granted an option to purchase ~~1,000~~ 1,500 shares of Common Stock commencing on the next February 1st, and each succeeding February 1st throughout the term of this Plan for so long as such person is a Nonemployee Director. Notwithstanding the foregoing, no option shall be granted on such February 1st grant date to any Nonemployee Director who first becomes a Nonemployee Director within six (6) months prior to such February 1st grant date. Notwithstanding the foregoing, if a Nonemployee Director did not attend one of the two in-person board meetings that are usually held the prior June-July and December-January, then the option to be granted on the following February 1, under this Plan would be reduced by 50%; and if such Nonemployee Director did not attend both of such meetings, then such Nonemployee Director would not receive any option grant on the following February 1.

(iii) If a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the February 1st grant date does not exist, then the aggregate remaining number of shares shall be prorated equally among options to be granted to all Nonemployee Directors at such February 1st grant date, and options shall be granted to purchase such reduced number of shares. Notwithstanding the foregoing, if a sufficient number of shares of Common Stock reserved for issuance upon proper exercise of options to be granted to Nonemployee Directors on the February 1st grant date does not exist, then options shall be granted under any pre-existing Nonemployee Director plan in order to satisfy such deficiency, if, and to the extent available.

(iv) All options that may be granted from time to time under the Plan to Nonemployee Directors shall vest and become exercisable to purchase shares of Common Stock as follows: 25% one year after the date of grant, and then 25% on each of the second, third and fourth consecutive years from the date of grant on a cumulative basis, so that each option shall become fully vested and exercisable on the fourth year from the date of grant.

(v) It is the express intent that options to be granted to Nonemployee Directors shall be first made under the 2004 Nonemployee Director Stock Option Plan, as amended (the “2004 Nonemployee Director Plan”), until all shares of Common Stock under that plan have been exhausted. Upon no further shares of Common Stock being available for grant under the 2004 Nonemployee Director Plan, then options to purchase Common Stock to Nonemployee Directors are to be granted under this Plan.

(vi) All grants under this Plan to Nonemployee Directors shall be in lieu of any other option grants that a Nonemployee Director may have been entitled to under any other plan of the Company.

5. Exercise Price And Base Price.

(a) The exercise price of the shares of Common Stock under each option and the base price for each SAR shall be determined by the Committee; provided that, in the case of

(i) Nonemployee Directors, all options granted under this Plan shall have an exercise price equal to one hundred percent (100%) of the fair market value of the Common Stock as hereinafter determined (“Fair Market Value”) on the date of grant, and

(ii) an incentive stock option, the exercise price shall not be less than 100% of the Fair Market Value on the date of grant, and further provided, that if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, then the exercise price shall not be less than 110% of the Fair Market Value subject to the option at the time of the granting of such option.

(b) The Fair Market Value on the date of grant shall be: (i) If the principal market for the Common stock is a national securities exchange, then the closing price of the Common Stock on the last trading day immediately preceding the date of grant as reported by such exchange; or (ii) if the principal market for the Common Stock is not a national securities exchange, then the Fair Market Value shall be determined by the Committee by any method consistent with United States generally accepted accounting principles. The determination of the Committee shall be conclusive in determining Fair Market Value.

6. Term.

(a) Except as otherwise provided in this Plan, the term of each option and SAR granted pursuant to the Plan shall be as established by the Committee, in its sole discretion. The term of each incentive stock option granted pursuant to the Plan shall be for a period not exceeding ten (10) years from the date of grant thereof; provided that, if, at the time an incentive stock option is granted, the optionee owns (or is deemed to own) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, of any of its Subsidiaries or of a Parent, then the term of the incentive stock option shall be for a period not exceeding five (5) years.

(b) For options granted to Nonemployee Directors, the term of each option shall be five (5) years.

(c) Options shall be subject to earlier termination as hereinafter provided.

7. Exercise.

(a) An option or SAR (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office (at present 551 Fifth Avenue, New York, NY 10176) stating whether an incentive or nonqualified stock option or SAR is being exercised, specifying the number of shares as to which such option or SAR is being exercised, and in the case of an option, accompanied by payment in full of the aggregate exercise price therefor (or the amount due on exercise if the Contract permits installment payments) in the discretion of the Committee (i) in cash, by certified check or by wire transfer of funds through the Federal Reserve System, (ii) with previously acquired shares of Common Stock having an aggregate fair market value, on the date of exercise, equal to the aggregate exercise price of all options being exercised, or (iii) any combination thereof. In addition, upon the exercise of a nonqualified stock option or SAR, the Company may withhold cash and/or shares of Common Stock to be issued with respect thereto having an aggregate fair market value equal to the amount which it determined is necessary to satisfy its obligation to withhold Federal, state and local income taxes or other taxes incurred by reason of such exercise. Alternatively, the Company may require the holder to pay to the Company such amount, in cash, promptly upon demand. The Company shall not be required to issue any shares pursuant to any such option or SAR until all required payments have been made. Fair market value of the shares shall be determined in accordance with Paragraph 5.

(b) A person entitled to receive Common Stock upon the exercise of an option or SAR shall not have the rights of a shareholder with respect to such shares until the date of issuance of such shares; provided that, until such shares are issued, any option holder using previously acquired shares in payment of an option exercise price shall have the rights of a shareholder with respect to such previously acquired shares.

(c) In no case may a fraction of a share be purchased or issued under the Plan. Any option granted in tandem with an SAR shall no longer be exercisable to the extent the SAR is exercised, and the exercise of the related option shall cancel the SAR to the extent of such exercise.

8. Stock Appreciation Rights.

(a) An SAR may be granted separately, in tandem with or in addition to any option, and may be granted before, simultaneously with or after the grant of an option hereunder. In addition, the holder of an option may, in lieu of making the payment required at the time of exercise under Paragraph 7, include in the written notice referred to therein an “election” to exercise the option as an SAR. In such case, the Committee shall have fifteen (15) days from the receipt of notice of the election to decide, in its sole discretion, whether or not to accept the election and notify the option holder of its decision. If the Committee consents, then such exercise shall be treated as the exercise of an SAR with a base price equal to the exercise price.

(b) Upon the exercise of an SAR, the holder shall be entitled to receive an amount equal to the excess of the Fair Market Value on the date of exercise over the base price of the SAR. Such amount shall be paid, in the discretion of the Committee, in cash, Common Stock having a Fair Market Value on the date of payment equal to such amount, or a combination thereof. For purposes of this Paragraph 8, Fair Market Value shall be determined in accordance with Paragraph 5.

9. Termination of Association with the Company (Other Than Death or Permanent Disability).

(a) Any holder of an incentive option whose association with the Company (and its Subsidiaries) has terminated for any reason other than his death or permanent and total disability as defined in Section 22(e)(3) of the Code (“Permanent Disability”) may exercise such option, to the extent exercisable on the date of such termination, at any time within three (3) months after the date of termination, but in no event after the expiration of the term of the option; provided that, if such association shall be terminated either (i) for cause, or (ii) without the consent of the Company, then said option shall terminate immediately.

(b) Except with regard to stock options granted to Nonemployee Directors, any and all nonqualified stock options or SARs granted under the Plan shall terminate simultaneously with the termination of association of the holder of such nonqualified option or SAR with the Company (and its Subsidiaries) for any reason other than the death or Permanent Disability of such holder.

(c) Options and SARs granted under the Plan shall not be affected by any change in the status of an optionee so long as he continues to be associated with the Company or any of the Subsidiaries.

(d) Nothing in the Plan or in any option or SAR granted under the Plan shall confer on any individual any right to continue to be associated with the Company or any of its Subsidiaries, or interfere in any way with the right of the Company or any of its Subsidiaries to terminate the holder’s association at any time for any reason whatsoever without liability to the Company or any of its Subsidiaries.

(e) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board, otherwise than by reason of death or Permanent Disability, then such option may be exercised (to the extent that the Nonemployee Director was entitled to do so at the time of cessation of service) at any time within three (3) months after such cessation of service but not thereafter, and in no event after the date on which, except for such cessation of service, the option would otherwise expire.

10. Death or Permanent Disability of An Optionee.

(a) Except with regard to options held by Nonemployee Directors, if an optionee dies while he is associated with the Company or any of its Subsidiaries, or within three (3) months after such termination for the holder of an incentive option (unless such termination was for cause or without the consent of the Company), then the remaining unexercised portion of the option or SAR may be exercised in whole or in part (notwithstanding that the option or SAR had not yet become exercisable with respect to all or part of such shares at the date of death, i.e., all vesting requirements shall lapse) by such person’s executor, administrator or other person at the time entitled by law to the decedent’s rights under the option or SAR, at any time within one (1) year after death, but in no event after the expiration of the term of the option or SAR.

(b) If a Nonemployee Director to whom an option has been granted under the Plan shall die while he is serving on the Board, or within three (3) months after cessation of service on the Board, then the remaining unexercised portion of the option may be exercised in whole or in part (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of such death, i.e., all vesting requirements shall lapse) by such person’s executor, administrator or other person at the time entitled by law to the decedent’s rights, at any time within one (1) year after his death, but in no event after the date on which, except for such death, the option would otherwise expire.

(c) Except with regard to options held by Nonemployee Directors, any holder whose association with the Company or its Subsidiaries has terminated by reason of a Permanent Disability may exercise his option or SAR, to the extent exercisable upon the effective date of such termination, at any time within one (1) year after such date, but in no event after the expiration of the term of the option or SAR.

(d) If a Nonemployee Director to whom an option has been granted under the Plan shall cease to serve on the Board by reason of a Permanent Disability, then the remaining unexercised portion of the option may be exercised in whole or in part by the Nonemployee Director (notwithstanding that the option had not yet become exercisable with respect to all or part of such shares at the date of such Permanent Disability i.e., all vesting requirements shall lapse) at any time within one (1) year after such Permanent Disability, but not thereafter, and in no event after the date on which, except for such Permanent Disability, the option would otherwise expire.

11. Compliance With Securities Laws. The Committee may require, in its discretion, as a condition to the exercise of an option or SAR that either (a) a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to such shares shall be effective at the time of exercise or (b) there is an exemption from registration under the Securities Act for the issuance of shares of Common Stock upon such exercise. Nothing herein shall be construed as requiring the Company to register shares subject to any option or SAR under the Securities Act. In addition, if at any time the Committee shall determine in its discretion that the listing or qualification of the shares subject to such option or SAR on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of an option or SAR, or the issue of shares thereunder, then such option or SAR may not be exercised in whole or in part unless such listing, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

12. Stock Option and SAR Contracts. Each option and SAR shall be evidenced by an appropriate Contract which shall be duly executed by the Company and the optionee, and shall contain such terms and conditions not inconsistent herewith as may be determined by the Committee, and which shall provide, among other things, (i) that the optionee agrees that he will remain in the employ of or association with the Company or its Subsidiaries, at the election of the Company, for the later of (A) the period of time determined by the Committee at or before the time of grant or (B) the date to which such optionee is then contractually obligated to remain associated with the Company or its Subsidiaries, (ii) that in the event of the exercise of an option or an SAR which is paid with Common stock, unless the shares of Common Stock received upon such exercise shall have been registered under an effective registration statement under the Securities Act, such shares will be acquired for investment and not with a view to distribution thereof, and that such shares may not be sold except in compliance with the applicable provisions of the Securities Act, and (iii) that in the event of any disposition of the shares of Common Stock acquired upon the exercise of an incentive stock option within two (2) years from the date of grant of the option or one (1) year from the date of transfer of such shares to him, the optionee will notify the Company thereof in writing within 30 days after such disposition, pay the Company, on demand, in cash an amount necessary to satisfy its obligation, if any, to withhold any Federal, state and local income taxes or other taxes by reason of such disqualifying disposition and provide the Company, on demand, with such information as the Company shall reasonably request to determine such obligation.

13. Adjustment of and Changes in Common Stock.

(a) If the outstanding shares of the Common Stock are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of the Corporation through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or the like, then an appropriate and proportionate adjustment shall be made in the (i) aggregate number and kind of securities available under the Plan, and (ii) number and kind of securities issuable upon the exercise of all outstanding options and SARs granted under the Plan, without change in the total price applicable to the unexercised portion of such options or SARs, but with a corresponding adjustment in the exercise price or base price for each unit of any security covered by such options or SARs.

(b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, or upon the sale of substantially all of the assets of the Corporation, the Committee shall provide in writing in connection with such transaction for one or more of the following alternatives, separately or in combination: (i) the assumption by the successor entity of the options theretofore granted or the substitution by such entity for such options of new options or SARs covering the stock of the successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; or (ii) the continuance of such option agreements by such successor entity in which such options shall remain in full force and effect under the terms so provided.

(c) Any adjustments under this Section 13 shall be made by the Committee, whose good faith determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

14. Amendments and Termination of The Plan. The Plan was adopted by the Board of Directors on June 28, 2016. No options may be granted under the Plan after June 27, 2026. The Board of Directors, without further approval of the Company’s stockholders, may at any time suspend or terminate the Plan, in whole or in part, or amend it from time to time in such respects as it may deem advisable, including, without limitation, in order that incentive stock options granted hereunder meet the requirements for “incentive stock options” under the Code, or any comparable provisions thereafter enacted and conform to any change in applicable law or to regulations or rulings of administrative agencies; provided that, no amendment shall be effective without the prior or subsequent approval of a majority of the Company’s outstanding stock entitled to vote thereon which would (a) except as contemplated in Paragraph 13, increase the maximum number of shares for which options may be granted under the Plan, (b) materially increase the benefits to participants under the Plan or (c) change the eligibility requirements for individuals entitled to receive options hereunder. No termination, suspension or amendment of the Plan shall, without the consent of the holder of an existing option affected thereby, adversely affect his rights under such option.

15. Nontransferability Of Options. No option or SAR granted under the Plan shall be transferable otherwise than by will or the laws of descent and distribution, or qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act, and options and SARs may be exercised, during the lifetime of the holder thereof, only by him or his legal representatives. Except to the extent provided above, options and SARs may not be assigned, transferred, pledged, hypothecated or disposed of in any way (whether by operation of law or otherwise) and shall not subject to execution, attachment or similar process.

16. Substitutions and Assumptions of Options of Certain Constituent Corporations. Anything in this Plan to the contrary notwithstanding, the Board of directors may, without further approval by the stockholders, substitute new options for prior options and new SARs for prior SARs of a Constituent Corporation (as defined in Paragraph 17) or assume the prior options or SARs of such Constituent Corporation.

17. Certain Definitions.

(a) The term “Subsidiary” shall have the same definition as “subsidiary corporation” in Section 424(f) of the Code.

(b) The term “Parent” shall have the same definition as “parent corporation” in Section 424(e) of the Code.

(c) The term “Constituent Corporation” shall mean any corporation which engages with the Company, its Parent or Subsidiary, in a transaction to which section 424(a) of the Code applies (or would apply if the option or SAR assumed or substituted were an incentive stock option), or any Parent or any Subsidiary of such corporation.

18. Conditions Precedent. The Plan shall be subject to approval by the holders of a majority of shares of the Company’s capital stock outstanding and entitled to vote thereon at the next meeting of its stockholders, or the written consent of the holders of a majority of shares that would have been entitled to vote thereon, and no options or SARs granted hereunder may be exercised prior to such approval, provided that the date of grant of any options granted hereunder shall be determined as if the Plan had not been subject to such approval.

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

September 12, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

21003003000000000000 7 091219

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF STOCKHOLDERS OF

INTER PARFUMS, INC.

September 12, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

21003003000000000000 7 091219

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF ALL DIRECTORS

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 2.

	FOR	AGAINST	ABSTAIN
2. To vote for the advisory resolution to approve executive compensation	☐	☐	☐

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" PROPOSAL 3.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

Please mark, date, sign and return this Proxy promptly in the enclosed envelope.

Signature of Stockholder ________ Date: ______ Signature of Stockholder ________ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

INTER PARFUMS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Jean Madar and Russell Greenberg as proxies (the "Proxies"), each with power of substitution and resubstitution, to vote all shares of Common Stock, $.001 par value per share, of Inter Parfums, Inc. (the "Company") held of record by the undersigned on July 16, 2019 at the Annual Meeting of stockholders to be held at Inter Parfums, Inc., 551 Fifth Avenue, New York, New York 10176, on September 12, 2019 at 10:00 A.M. New York City time, and at any adjournments thereof, as directed on the reverse side, and in their discretion on all other matters coming before the meeting and any adjournments thereof.

(Continued and to be signed on the reverse side)

1.1 14475